EXHIBIT 99.2

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                  by and among

                             CHARMING SHOPPES, INC.
                       CHARMING SHOPPES OF DELAWARE, INC.
                              CSI INDUSTRIES, INC.
                          CATHERINES STORES CORPORATION
                                LANE BRYANT, INC.
                                       and
                                FB APPAREL, INC.
                                  as Borrowers,

                                       and

                       CHARMING SHOPPES OF DELAWARE, INC.
                               as Borrowers' Agent

                                       and

                         CONGRESS FINANCIAL CORPORATION,
         as Administrative Agent, Collateral Agent and Joint Bookrunner

                                       and

             J.P. MORGAN BUSINESS CREDIT CORP., as Co-Documentation
                 Agent, Joint Lead Arranger and Joint Bookrunner

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Joint Lead Arranger

                                       and
                              BANK OF AMERICA, N.A.
                                       and
                            FLEET RETAIL GROUP, INC.
                           as Co-Documentation Agents

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders

                             Dated: January 29, 2004

                                TABLE OF CONTENTS

                                                                                              Page
 SECTION 1. DEFINITIONS.......................................................................   2
 SECTION 2. CREDIT FACILITIES.................................................................  33
       2.1  Revolving Loans...................................................................  33
       2.2  Letter of Credit Accommodations...................................................  34
       2.3  Joint and Several Liability.......................................................  37
       2.4  Commitments.......................................................................  38
 SECTION 3. INTEREST AND FEES.................................................................  39
       3.1  Interest..........................................................................  39
       3.2  Fees..............................................................................  40
       3.3  Changes in Laws and Increased Costs of Revolving Loans............................  40
 SECTION 4. CONDITIONS PRECEDENT..............................................................  41
       4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations.........  41
       4.2  Conditions Precedent to All Revolving Loans and Letter of Credit Accommodations...  43
       4.3  Conditions Precedent to Credit Card Receivable Availability.......................  44
 SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST.........................................  44
       5.1  Grant of Security Interest........................................................  44
       5.2  Excluded Collateral...............................................................  46
       5.3  Special Provisions Regarding Collateral...........................................  46
       5.4  Perfection of Security Interest...................................................  47
 SECTION 6. COLLECTION AND ADMINISTRATION.....................................................  51
       6.1  Borrowers' Loan Accounts..........................................................  51
       6.2  Statements........................................................................  51
       6.3  Collection of Accounts............................................................  51
       6.4  Payments..........................................................................  54
       6.5  Taxes.............................................................................  55
       6.6  Authorization to Make Revolving Loans.............................................  57
       6.7  Use of Proceeds...................................................................  57
       6.8  Pro Rata Treatment................................................................  58
       6.9  Sharing of Payment, Etc...........................................................  58
      6.10  Settlement Procedures.............................................................  59
      6.11  Obligations Several; Independent Nature of Lenders' Rights........................  61
 SECTION 7. COLLATERAL REPORTING AND COLLATERAL COVENANTS.....................................  61
       7.1  Collateral Reporting..............................................................  61
       7.2  Accounts Covenants................................................................  63
       7.3  Inventory Covenants...............................................................  64
       7.4  Equipment and Real Property Covenants.............................................  65
       7.5  Bills of Lading and Other Documents of Title......................................  65
       7.6  Power of Attorney.................................................................  66
       7.7  Right to Cure.....................................................................  67
       7.8  Access to Premises................................................................  67
 SECTION 8. REPRESENTATIONS AND WARRANTIES....................................................  67
       8.1  Corporate Existence, Power and Authority; Subsidiaries............................  68
       8.2  Financial Statements; No Material Adverse Change..................................  68
       8.3  Collateral Locations..............................................................  68
       8.4  Priority of Liens' Title to Properties............................................  68
       8.5  Tax Returns.......................................................................  69
       8.6  Litigation........................................................................  69
       8.7  Compliance with Other Agreements and Applicable Laws..............................  69
       8.8  Environmental Compliance..........................................................  70
       8.9  Employee Benefits.................................................................  71
      8.10  Bank Accounts.....................................................................  71
      8.11  Intellectual Property.............................................................  71
      8.12  Capitalization....................................................................  72
      8.13  Labor Disputes....................................................................  72
      8.14  Corporate Name' Prior Transactions................................................  72
      8.15  Inactive Subsidiaries.............................................................  73
      8.16  Restrictions on Subsidiaries......................................................  73
      8.17  Material Contracts................................................................  73
      8.18  Credit Card Agreements............................................................  73
      8.19  Interrelated Businesses...........................................................  74
      8.20  CS Securitization Undertakings....................................................  74
      8.21  Accuracy and Completeness of Information..........................................  74
      8.22  Survival Of Warranties; Cumulative................................................  74
 SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS................................................  74
       9.1  Maintenance of Existence..........................................................  74
       9.2  New Collateral Locations..........................................................  75
       9.3  Compliance with Laws, Regulations, Etc............................................  75
       9.4  Payment of Taxes and Claims.......................................................  77
       9.5  Insurance.........................................................................  77
       9.6  Financial Statements and Other Information........................................  77
       9.7  Sales of Assets, Consolidation, Merger, Dissolution, Etc..........................  79
       9.8  Encumbrances......................................................................  81
       9.9  Indebtedness......................................................................  84
      9.10  Loans, Investments, Guarantees, Acquisitions, Etc.................................  89
      9.11  Dividends and Redemptions.........................................................  98
      9.12  Transactions with Affiliates......................................................  99
      9.13  Compliance with ERISA.............................................................  99
      9.14  End of Fiscal Years: Fiscal Quarters..............................................  99
      9.15  Change in Business................................................................ 100
      9.16  Limitation of Restrictions Affecting Subsidiaries................................. 100
      9.17  Minimum EBITDA.................................................................... 100
      9.18  Credit Card Adjustments........................................................... 100
      9.19  Use of Fashion Bug Card, Catherines Card and Co-Branded Card...................... 101
      9.20  Sale and Leasebacks............................................................... 101
      9.21  Preferred Stock................................................................... 102
      9.22  Change of Control................................................................. 102
      9.23  Securitization Transactions....................................................... 102
      9.24  Costs and Expenses................................................................ 102
      9.25  Further Assurances................................................................ 103
SECTION 10. EVENTS OF DEFAULT AND REMEDIES.................................................... 103
      10.1  Events of Default................................................................. 103
      10.2  Remedies.......................................................................... 106
SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...................... 109
      11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver............. 109
      11.2  Waiver of Notices................................................................. 111
      11.3  Amendments and Waivers............................................................ 111
      11.4  Waiver of Counterclaims........................................................... 112
      11.5  Indemnification................................................................... 113
SECTION 12. THE AGENT......................................................................... 113
      12.1  Appointment, Powers and Immunities................................................ 113
      12.2  Reliance by Agent................................................................. 114
      12.3  Events of Default................................................................. 114
      12.4  Congress in its Individual Capacity............................................... 115
      12.5  Indemnification................................................................... 115
      12.6  Non-Reliance on Agent and Other Lenders........................................... 115
      12.7  Failure to Act.................................................................... 116
      12.8  Additional Revolving Loans........................................................ 116
      12.9  Concerning the Collateral and the Related Financing Agreements.................... 116
     12.10  Field Audit, Examination Reports and other information; Disclaimer by Lenders..... 116
     12.11  Collateral Matters................................................................ 117
     12.12  Agency for Perfection............................................................. 119
SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS.................................................. 119
      13.1  Term.............................................................................. 119
      13.2  Appointment of Borrowers' Agent................................................... 120
      13.3  Interpretative Provisions......................................................... 121
      13.4  Notices........................................................................... 122
      13.5  Partial Invalidity................................................................ 123
      13.6  Confidentiality................................................................... 123
      13.7  Successors........................................................................ 124
      13.8  Assignments; Participations....................................................... 124
      13.9  Entire Agreement.................................................................. 127
     13.10  Counterparts...................................................................... 127
SECTION 14. ACKNOWLEDGMENT AND RESTATEMENT.................................................... 127
      14.1  Acknowledgment of................................................................. 127
      14.2  Acknowledgment of Security Interests.............................................. 127
      14.3  Existing Financing Agreements..................................................... 127
      14.4  Restatement....................................................................... 128

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A              Form of Assignment and Acceptance
Exhibit B              Compliance Certificate
Exhibit C              Commitments
Exhibit 7.1            Form of Inventory Report
Omnibus Schedule 1*    Part (1) Subsidiaries; Part (3) Inactive Subsidiaries;
                       Part (7) Excluded Subsidiaries
Omnibus Schedule 2*    Inventory Locations/Real Property Locations
Omnibus Schedule 5*    Pledged Stock
Omnibus Schedule 7*    Entities Not in Good Standing
Omnibus Schedule 8*    Litigation/Investigations
Omnibus Schedule 11*   Environmental Compliance
Omnibus Schedule 13*   Permitted Liens
Omnibus Schedule 14*   Guarantees
Omnibus Schedule 16*   Tax Returns
Schedule 1.75*         Existing Letters of Credit
Schedule 1.76*         Existing Securitization Documents
Schedule 5.4 (e)*      Investment securities, investment account, securities
                       accounts, commodity accounts or similar accounts
Schedule 5.4 (f)*      Payment rights pursuant to letters of credit, banker' s
                       acceptances or similar instruments
Schedule 5.4 (g)*      Commercial tort claims
Schedule 6.3*          Deposit Accounts and Merchant Payment Arrangements
Schedule 8.2*          Material Adverse Change
Schedule 8.11*         Intellectual Property
Schedule 8.13*         Collective Bargaining Agreements
Schedule 8.14*         Prior Corporate Transactions
Schedule 8.17*         Material Contracts
Schedule 8.18*         Credit Card Agreements
Schedule 9.9*          Indebtedness
Schedule 9.10*         Investments

* Omitted from this copy. Copies of these Schedules will be provided to the Securities and Exchange Commission upon request.

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Amended and Restated Loan and Security Agreement dated January 29, 2004 is entered into by and among Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB"; and, together with Parent, CS Delaware, CSI, FB Apparel, LB and Catherines, hereinafter referred to individually as a "Borrower" and collectively as "Borrowers") and CS Delaware in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders"), Congress Financial Corporation, a Delaware corporation in its capacity as administrative agent, collateral agent and Joint Book Runner for Lenders (in such capacity, "Agent"), J.P. Morgan Business Credit Corp., a Delaware corporation in its capacity as Co-Documentation Agent, Joint Lead Arranger and Joint Bookrunner, Wachovia Bank, National Association, as Joint Lead Arranger, and Bank of America, N.A. and Fleet Retail Group, Inc., as Co-Documentation Agents.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Borrowers, together with the other members of the Apparel Group (as hereinafter defined), operate a chain of retail apparel stores and certain related businesses; and

         WHEREAS, Agent, Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, J.P. Morgan Business Credit Corp., a Delaware corporation in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner , Borrowers and Borrowers' Agent (as the same has been amended by Amendment No. 1, dated as of January 12, 2002, Amendment No.2, dated as of May 17, 2002, Amendment No. 3, dated as of July 29, 2002 (effective as of August 16, 2001), Amendment No. 4, dated as of September 23, 2002, Amendment No. 5, dated February 12, 2003 and Amendment No. 6 dated March 31, 2003, the "Existing Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Existing Financing Agreements");

         WHEREAS, Borrowers and Obligors (as defined below) have requested that Agent, and Lenders amend and restate the Existing Loan Agreement and continue the existing financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Agent, and Lenders have agreed to amend and restate the Existing Loan Agreement and each Lender (severally and not jointly) has agreed to continue to make such loans and provide such other financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent has agreed to continue to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.        DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall have the meaning given to such term in the UCC and shall also include, without limitation, all present and future rights of each Borrower to payment of a monetary obligation whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) consisting of Credit Card Receivables.

         1.2 "Additional L/C Accommodations" shall mean the letters of credit, guarantees and other financial accommodations provided by Lender to the Additional L/C Debtors pursuant to the Trade Financing Agreement.

         1.3 "Additional L/C Collateral" shall mean the "Collateral" as defined in the Trade Financing Agreement as in effect on the date hereof.

         1.4 "Additional L/C Debt" shall mean, collectively, the reimbursement obligations with respect to the Additional L/C Accommodations and other indebtedness owed by the Additional L/C Debtors to Agent pursuant to the Trade Financing Agreement.

         1.5 "Additional L/C Debtors" shall mean, individually and collectively, Sentani Trading Limited, Trimoland Limited, Huambo Limited, and CS Insurance Ltd.

         1.6 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of a Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.7 "Affiliates" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock and (c) any director or officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

         1.8 "Agent" shall mean Congress Financial Corporation, in its capacity as administrative agent and collateral agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.9 "Agreement" shall mean this Loan and Security Agreement, as amended, modified, extended or restated from time to time.

         1.10 "Apparel Group" shall mean, collectively, Borrowers and US Subsidiaries which are Obligors.

         1.11 "Applicable L/C Fee Rate" shall mean, at any time, as to the letter of credit fee to be charged by Agent in accordance with Section 2.2(b) hereof in respect of Letter of Credit Accommodations, the applicable percentage (on a per annum basis) set forth below if Quarterly Average Excess and Suppressed Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

                    Quarterly Average Excess                  Applicable L/C
                   and Suppressed Availability                  Fee Rate
                   ---------------------------                  --------

             (a)      $125,000,000 or more                        1.00%

             (b)      less than $125,000,000                      1.25%

provided, that, the Applicable L/C Rate shall be calculated and established once each fiscal quarter as of the first day of the calendar month immediately succeeding the month in which the required quarterly financial statements for each fiscal quarter are delivered to Agent pursuant to the terms of the Financing Agreements (the "Adjustment Date") and shall be effective on the Adjustment Date as to all Letter of Credit Accommodations. On the Closing Date, the Applicable L/C Fee Rate shall be 1%.

         1.12 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if Quarterly Average Excess and Suppressed Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

                                      Applicable
 Quarterly Average Excess                Prime            Applicable Eurodollar
and Suppressed Availability           Rate Margin             Rate Margin
---------------------------           -----------             -----------

(a)   $125,000,000 or more               - 0-%                   1.50%

(b)   Greater than or equal to            .25%                   1.75%
      $75,000,000 and less than
      $125,000,000

(c)   Less than $75,000,000               .50%                   2.00%

provided, that, the Applicable Margin shall be calculated and established once each fiscal quarter as of the first day of the calendar month immediately succeeding the month in which the required quarterly financial statements for each fiscal quarter are delivered to Agent pursuant to the terms of the Financing Agreements (the "Adjustment Date") and shall be effective on the Adjustment Date as to all Prime Rate Loans and Eurodollar Rate Loans requested on or after such Adjustment Date; as to Eurodollar Rate Loans outstanding on such Adjustment Date, the new Applicable Margin shall be effective as to such Eurodollar Rate Loans on the first day after the last day of the interest period in effect on such Adjustment Date. On the Closing Date, the Applicable Margins shall be those set forth in clause (a) of this definition.

         1.13 "Approved Fund" shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

         1.14 "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of
Section 13.8 hereof.

         1.15 "Bensalem Real Property" shall mean the Real Property located at 3750 State Road, Bensalem, Pennsylvania owned by Winks Lane, Inc.

         1.16 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.17  "Borrowing Base" shall mean, at any time the amount equal to:

                  (a) the lesser of (i) seventy (70%) percent of the Value of the Eligible Inventory of Borrowers and Retail Store Subsidiaries or (ii) eighty-five (85%) percent of the Net Recovery Cost Percentage multiplied by the Value of the Eligible Inventory of Borrowers and Retail Store Subsidiaries, plus

                  (b) the Credit Card Receivable Availability on and after the date of the exercise by Borrower's Agent of its option provided for in Section
4.3 hereof and the satisfaction of the conditions as provided for therein, less

                  (c) any Reserves.

         1.18 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.19 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.20 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.21 "Cash Dominion Event" shall mean the earlier to occur of (a) a Default or an Event of Default shall exist or have occurred and be continuing, or (b) the date at which the Excess and Suppressed Availability shall be less than $50,000,000.

         1.22 "Catherines Card" shall mean the private label credit card or private label credit cards issued by a Credit Card Issuer or the Financing Subsidiaries (or any subsequent Credit Card Issuer replacing the Financing Subsidiaries with respect to such private label credit card or private label credit cards as to which there has been compliance with Section 9.19 hereof) to customers or prospective customers of Catherines.

         1.23 "C.D. Credit Plan Agreement" shall mean the Consumer Credit Plan Agreement dated as of August 12, 1994, as amended and restated as of March 26, 1996 and as of June 1, 1999, between CS Delaware and FSC, as amended, modified, supplemented or restated from time to time.

         1.24 "Change of Control" shall mean (a) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Parent; or (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election by the stockholders of Parent, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office.

         1.25 "Charming Financing Agreements" shall mean, collectively, the Charming Loan Agreement together with all other agreements, documents and instruments, including, without limitation, the Charming Note referred to therein or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.26 "Charming Loan Agreement" shall mean the Loan Agreement, dated as of August 16, 2001, between LB (as successor by merger to Venice Acquisition Corporation) and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.27 "Charming Note" shall mean the promissory note, dated as of August 16, 2001, by LB (as successor by merger to Venice Acquisition Corporation), as maker, in favor of Parent, as payee, in the original principal amount of $197,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.28 "Co-Branded Card" shall mean a revolving Visa or Mastercard issued by Originator which account is co-branded with "Fashion Bug" stores.

         1.29 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.30 "Collateral" shall have the meaning set forth in Section 5 hereof and shall also include all Obligor Collateral.

         1.31 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Obligor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located (excluding any Retail Store location), pursuant to which such lessor, customs broker, cargo consolidator, freight forwarder, consignee, processor or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee, processor or other person may, at any time, have against such Collateral, whether for storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee, processor or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral, and in the case of any customs broker, cargo consolidator, freight forwarder, consignee or other person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Agent and agrees to follow all instructions of Agent with respect thereto.

         1.32 "Concentration Account" shall mean individually and collectively,
(a) the collection and cash management accounts of CS Delaware at Wachovia Bank, National Association and (b) such other collection and cash management accounts established by Borrowers and Obligors with the prior written consent of Agent.

         1.33 "Commitment" shall mean, at any time, as to each Lender, the principal amount designated as its Commitment set forth next to such Lender's name on Exhibit C hereto or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.8 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

         1.34 "Congress" shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity, and its successors and assigns.

         1.35 "Consolidated Net Income" shall mean, with respect to any person for any period, the aggregate of the net income (loss) of such person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual and non-recurring gains and non-cash losses with respect to the write-down of fixed assets) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP consistently applied as in effect on the date hereof as modified to reflect any changes in such principles respecting purchase accounting; provided, that, (i) the net income for any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (ii) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (iii) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain or loss (exclusive of non-cash losses with respect to the write down of fixed assets), together with any related Provision for Taxes for such gain, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

         1.36 "Convertible 2002 Senior Note Agreements" shall mean, individually and collectively, the Convertible 2002 Senior Notes, the Convertible 2002 Senior
Note Indenture and
all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Parent or any other Borrower or any other person in connection with the issuance of the Convertible 2002 Senior Notes, as the same exists when executed or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.37 "Convertible 2002 Senior Note Indenture" shall mean the Indenture, dated as of May 28, 2002, between Parent and Wachovia Bank, National Association, as the Convertible 2002 Senior Note Trustee with respect to the Convertible 2002 Senior Notes, as the same exists when executed or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.38 "Convertible 2002 Senior Notes" shall mean, the Convertible Senior Notes due 2012, issued by Parent pursuant to the Convertible 2002 Senior Note Indenture up to a maximum aggregate original principal amount not to exceed $150,000,000.

         1.39 "Convertible 2002 Senior Note Trustee" shall mean, Wachovia Bank, National Association, and its successors and assigns, and any replacement trustee permitted pursuant to the terms and conditions of the Convertible 2002 Senior Note Indenture.

         1.40 "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined under the retail method of accounting in accordance with GAAP. For purposes of determining "cost" of Inventory hereunder, with respect to any Inventory sold by a Borrower to another Borrower or a Retail Store Subsidiary, such term shall mean the original cost thereof to such Borrower or Subsidiary which originally purchased such Inventory and shall not include any mark-up or profit on such intercompany sale.

         1.41 "Credit Balance Cash Collateral" shall have the meaning set forth in Section 6.4(b) hereof.

         1.42 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements in favor of Agent by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements acknowledging the first priority security interest of Agent in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.43 "Credit Card Agreements" shall mean the C.D. Credit Plan Agreement and all other agreements now or hereafter entered into by any Borrower or Retail Store Subsidiary, as the case may be, with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, as to Borrowers, the agreements set forth on Schedule 8.18 hereto.

         1.44 "Credit Card Receivable Availability" shall mean the amount equal to the lesser of: (a) $50,000,000 or (b) up to eighty-five (85%) of the Net Amount of Eligible Credit Card Receivables.

         1.45 "Credit Card Issuer" shall mean any Person (other than Borrowers but including Financing Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, the Fashion Bug Card, Catherines Card and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.

         1.46 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any sales transactions of the Retail Stores involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer. FSC shall be deemed a Credit Card Processor in respect of the Fashion Bug Card, the Co-Branded Card and to the extent Section 9.10(l) is satisfied, the Catherines Card.

         1.47 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of Parent or any Subsidiary of Parent (including, without limitation, Borrowers and the Retail Store Subsidiaries but excluding the Financing Subsidiaries) to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

         1.48 "Credit Facility" shall mean the Revolving Loans and Letter of Credit Accommodations provided to or for the benefit of Borrowers hereunder.

         1.49 "CSIC" shall mean C.S.I.C., Inc., a Delaware corporation, and its successors and assigns.

         1.50 "CSIC Financing Agreements" shall mean, collectively, the CSIC Loan Agreement together with all other agreements, documents and instruments, including, without limitation, the CSIC Note referred to therein or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.51 "CSIC Loan Agreement" shall mean the Loan Agreement, dated as of August 16, 2001, between LB (as successor by merger to Venice Acquisition Corporation) and CSIC, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.52 "CSIC Note" shall mean the promissory note, dated as of August 16, 2001, by LB (as successor by merger to Venice Acquisition Corporation), as maker, in favor of CSIC, as payee, in the original principal amount of $83,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.53 "CS Securitization Undertaking" means (i) any extension of credit by CS Delaware or Parent to a Financing Subsidiary or Special Purpose Vehicle,
(ii) any capital contribution or other investment by CS Delaware or Parent in a Financing Subsidiary or Special Purpose Vehicle, or (iii) any agreement by CS Delaware or Parent to guarantee or otherwise become liable for the obligations of a Financing Subsidiary or Special Purpose Vehicle (which agreement does not provide that CS Delaware or Parent shall grant a Lien on any of its assets in support of any guarantee or support of any Financing Subsidiary or Special Purpose Vehicle).

         1.54 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.55 "Defaulting Lender" shall have the meaning set forth in Section
6.9 hereof.

         1.56 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, each Borrower and any bank at which a deposit account of a Borrower is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by Borrowers and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that Agent has sole dominion and control and a first priority and only security interest in such Blocked Account.

         1.57 "EBITDA" shall mean, as to any person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income for such Person), plus (e) only for purposes of determining compliance with the financial covenant set forth in
Section 9.17 hereof with respect to each of the periods ended after January 31, 2002 and through and including February 1, 2003, the amount of any one-time, non-recurring pre-tax cash charge (exclusive of non-cash items) in respect of the closure of not more than one hundred thirty (130) "Fashion Bug" stores and/or the closure or disposition of all assets in respect of "Added Dimensions/The Answer" stores, as determined in a manner satisfactory to Agent and which cash charge shall not exceed, in any event, an aggregate amount of $20,000,000 on a pre-tax, consolidated basis for Parent and its Subsidiaries.

         1.58 "Eligible Credit Card Receivables" shall mean, as to each Borrower and Retail Store Subsidiary, Credit Card Receivables of such Borrowers or Retail Store Subsidiary, as the case may be, which are and continue to be acceptable to Agent based on the criteria set forth below. Credit Card Receivables shall be Eligible Credit Card Receivables if:

                  (a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower or Retail Store Subsidiary, as the case may be, in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or Retail Store Subsidiary, as the case may be, or the other party or parties related thereto;

                  (b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

                  (c) such Credit Card Receivables are not unpaid more than ten
(10) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

                  (d) all material procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed by such Borrower and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

                  (e) the required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

                  (f) such Borrower or Retail Store Subsidiary or Borrower's Agent, on behalf of such Borrower or Retail Store Subsidiary, shall have submitted all materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof;

                  (g) the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit any monthly payment in respect of such Credit Card Receivable;

         (h) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

                  (i) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than setoffs or fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or such Retail Store Subsidiary, as the case may be, as of the date hereof or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its similarly situated customers generally and unrelated to the circumstance of such Borrower), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Borrower to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;

                  (j) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower or such Retail Store Subsidiary, as the case may be, for the purpose of establishing a reserve or collateral for obligations of such Borrower or such Retail Store Subsidiary, as the case may be, to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or such Retail Store Subsidiary, as the case may be, as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its similarly situated customers generally and unrelated to the circumstances of such Borrower);

                  (k) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or any Retail Store Subsidiary as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its similarly situated customers generally and unrelated to the circumstances of such Borrower or any Retail Store Subsidiary);

                  (l) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent, for and on behalf of itself and Lenders, as to such Credit Card Receivables of such Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any security interest or lien in favor of any person other than Agent except as otherwise permitted in this Agreement, in each case subject to and in accordance with the terms and conditions applicable hereunder to any such permitted security interest or lien;

                  (m) there are no proceedings or actions which are pending or to the best of any Borrower's knowledge threatened, against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the financial condition of any such Credit Card Issuer or Credit Card Processor;

                  (n) such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Agent in good faith;

                  (o) no event of default has occurred under the Credit Card Agreement of such Borrower with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Borrower or any Retail Store Subsidiary and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Borrower or Retail Store Subsidiary, including on behalf of such Borrower or Retail Store Subsidiary (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to similarly situated customers generally and unrelated to the circumstances of such Borrower or any Retail Store Subsidiary), except as may have been waived in writing on terms and conditions reasonably satisfactory to Agent pursuant to the Credit Card Acknowledgment by such Credit Card Issuer or Credit Card Processor) or the right to establish reserves or establish or demand collateral, and the Credit Card Issuer or Credit Card Processor has not sent any written notice of default and/or notice of its intention to cease or suspend payments to such Borrower in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor, and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

                  (p) the terms of the sale giving rise to such Credit Card Receivables and all practices of such Borrower or Retail Store Subsidiary with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations;

                  (q) the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable; and

                  (r) such Credit Card Receivables do not arise out of sales involving the Fashion Bug Card, Catherines Card, or any Co-Branded Card subject to or related to any Account sold or part of a Qualified Securitization Transaction.

Credit Card Receivables which would otherwise constitute Eligible Credit Card Receivables pursuant to this Section will not be deemed ineligible solely by virtue of the Credit Card Agreements with respect thereto having been entered into by any Obligor, for the benefit of Borrower. General criteria for Eligible Credit Card Receivables may only be changed and any new criteria for Eligible Credit Card Receivables may only be established by Agent in good faith, upon notice to Borrower Agent, based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Credit Card Receivables in the good faith determination of Agent. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.


         1.59 "Eligible Inventory" shall mean Inventory of each Borrower and of each Retail Store Subsidiary consisting of finished goods held for resale in the ordinary course of the business of such Borrower or such Retail Store Subsidiary which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in such Borrower's or such Retail Store Subsidiary's business; (c) Inventory at any distribution center leased by a Borrower unless Agent shall have received a Collateral Access Agreement from the lessor of such location executed and delivered by such lessor; provided, that, without limiting any other rights and remedies of Agent with respect to the establishment of Reserves or otherwise, Agent may at any time establish Reserves in respect of amounts at any time due or to become due to the owner, lessor or third party operator of such location, as the case may be, from any Borrower or Retail Store Subsidiary; (d) Inventory subject to a Lien in favor of any person other than Agent except those permitted in this Agreement; (e) bill and hold goods; (f) slow moving and obsolete Inventory;

(g) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (h) damaged and/or defective Inventory; (i) Inventory purchased or sold on consignment; (j) Inventory in transit to any Borrower or any Retail Store Subsidiary or at premises other than those set forth on Omnibus Schedule 1 hereto (except Inventory in transit (i) to a warehouse location of Borrowers listed on Omnibus Schedule 2 hereto, which Inventory is located in the United States, has cleared United States customs and with respect to which all United States import duties and foreign and domestic freight charges has been paid, (ii) to the United States for which the foreign vendor thereof has been paid the entire purchase price therefor and which is the subject of a bill of lading in the possession of a customs broker, as to which Agent shall have received a Collateral Access Agreement from such customs broker, duly executed and delivered by such customs broker and (iii) to any Retail Store Subsidiary from a warehouse location of Borrowers); (k) Inventory held for return to vendors; (l) Inventory returned by customers and not held for resale; (m) lay-away Inventory; and (n) Inventory consisting of samples. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower, prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish a Reserve so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not revise the definition of Eligible Inventory for the same purpose. Any revision in the definition of Eligible Inventory by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such revision as determined by Agent in good faith.

         1.60 "Eligible Transferee" shall mean (a) any Lender; (b) any Affiliate of a Lender; and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Exchange Act) approved by Agent (which approval shall not be unreasonably witheld), provided, that, none of Borrowers or Obligors shall qualify as an Eligible Transferee.

         1.61 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Obligor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976

(including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.62 "Equipment" shall have the meaning given to such term in the UCC and also shall include, without limitation, all of each Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures (to the extent a security interest may be perfected in a fixture under the UCC), all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith (other than Inventory), and substitutions and replacements thereof, wherever located.

         1.63 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

         1.64 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.65 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan where such termination could result in any liability to the Pension Benefit Guaranty Corporation; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its Subsidiaries would be liable; (f) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower or Obligor.

         1.66 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers' Agent and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers' Agent.

         1.67 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.68 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the sum of (i) lesser of: (A) the Borrowing Base and (B) the Maximum Credit (in each case under clause (A) and (B) after giving effect to any Reserves), plus (ii) cash and Permitted Investments (but including only those Permitted Investments having a maturity date of one
(1) year or less)of Borrowers and Obligors which are (A) subject to a perfected first priority security interest in favor of Agent and Lenders and (B) available to Borrowers without restriction or condition, but in no event shall include funds held at Borrowers' Retail Store Subsidiaries or in deposit accounts used by the Retail Store Subsidiaries, plus (iii) Credit Balance Cash Collateral, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers and Obligors which are outstanding more than sixty (60) days past due as of such time, plus (iii) without duplication, the amount of checks issued by Borrowers and Obligors to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent.

         1.69 "Excess and Suppressed Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the sum of (i) the Borrowing Base (after giving effect to any Reserves), plus (ii) cash and Permitted Investments(but including only those Permitted Investments having a maturity date of one (1) year or less) of Borrowers and Obligors which are (A) subject to a perfected first priority security interest in favor of Agent and Lenders and (B) available to Borrowers without restriction or condition, but in no event shall include funds held at Borrowers' Retail Store Subsidiaries or in deposit accounts used by the Retail Store Subsidiaries, plus (iii) Credit Balance Cash Collateral, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers and Obligors which are outstanding more than sixty (60) days past due as of such time, plus (iii) without duplication, the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent.

         1.70 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.71 "Excluded Collateral" shall have the meaning set forth in Section
5.2 hereof.

         1.72 "Excluded Collections" shall have the meaning set forth in Section 5.2(c)(ii) hereof.

         1.73 "Excluded Subsidiaries" shall mean each of the Financing Subsidiaries, the Inactive Subsidiaries, Charming J.V. Inc., CSI Charities, Inc., the Foreign Subsidiaries, White Marsh Subsidiary, Kafco Development Co., Inc., Festus #2733 Development Co., Inc., Macomb #2619 Development Co., Inc., Rolla #2685 Development Co., Inc., Sikeston #2736 Development Co., Inc., Yucca #2524 Development Co., Inc., Greencastle Subsidiary, Winks Lane, Inc., and FB Distro, Inc., as named in Omnibus Schedule 1, subpart 7.

         1.74 "Existing Letters of Credit" shall mean, collectively, the Existing Letters of Credit issued for the account of Borrowers and Additional L/C Debtors prior to the date hereof and listed on Schedule 1.74 hereof.

         1.75 "Existing Securitization Documents" shall mean the documents described in Schedule 1.75 hereto, as amended, modified, supplemented or restated from time to time in accordance with this Agreement.

         1.76 "Existing Securitization Transactions" shall mean the transactions contemplated by the Existing Securitization Documents.

         1.77 "Fashion Bug Card" shall mean the private label credit card or private label credit cards issued by the Financing Subsidiaries (or any subsequent Credit Card Issuer replacing the Financing Subsidiaries with respect to such private label credit card or private label credit cards as to which there has been compliance with Section 9.19 hereof) to customers or prospective customers of the Retail Store Subsidiaries operating under the name of "Fashion Bug".

         1.78 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrowers, Obligors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.79 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement.

         1.80 "Financing Subsidiaries" shall mean, individually and collectively, FSC, Originator, Charming Shoppes Receivables Corp. (formerly known as Fashion SPC, Inc.), Charming Shoppes Seller, Inc., Charming Shoppes Street, Inc., Spirit of America, Inc., Fashion Service Fulfillment Corp., Fashion Service Protection Corp., Spirit of America Promotions, Inc. and any other direct or indirect Subsidiary of any of them engaged in financing, funding or servicing Securitization Program Assets, including receivables owed to any of them by Persons using the Fashion Bug Card, Catherines Card, or the Co-Branded Card, provided, that, the term "Financing Subsidiary" shall not include any Borrower or Obligor.

         1.81 "Foreign Subsidiary" shall mean any direct or indirect subsidiary of Parent organized in a jurisdiction other than the United States of America, a state thereof, the District of Columbia, or Puerto Rico.

         1.82 "FSC" shall mean Fashion Service Corp., a Delaware corporation and its successors and assigns.

         1.83 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the date hereof.

         1.84 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.85 "Greencastle Subsidiary" shall mean a special purpose single asset entity formed directly or indirectly as a Subsidiary of Parent for the sole purpose of financing the Indiana Real Property, which entity is engaged in no business or operations other than the ownership of the Indiana Real Property and the financing, operation and lease thereof to any Borrower or Obligor.

         1.86 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.87 "Inactive Subsidiaries" shall mean, individually and collectively, the Subsidiaries that do not operate a Retail Store and which have no material assets, as of the date hereof (all of which are more particularly described on Omnibus Schedule 1) and those Subsidiaries which become Inactive Subsidiaries after the date hereof.

         1.88 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual Lien, on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time, provided, that for the purposes hereof, to the extent such Indebtedness referred to in this clause
(g) is non-recourse to such Person, the amount of such Indebtedness shall not be deemed to exceed the lesser of (i) the principal amount of such Indebtedness or
(ii) the value of asset securing such Indebtedness and (h) CS Securitization Undertakings arising in connection with Qualified Securitization Transactions.

         1.89 "Indiana Personal Property" shall mean the conveyors, systems and other equipment and fixtures used in connection with the operation of, or attached or affixed to, the Indiana Real Property.

         1.90 "Indiana Real Property" shall mean the Real Property owned by FB Distro, Inc., located in Greencastle, Indiana.

         1.91 "Insolvency Proceeding" shall mean, as to any Person, any of the following: (i) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (a) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or a material portion of its assets or (b) any proceedings for liquidation, dissolution or other winding up of the business of such Person or
(c) any assignment for the benefit of creditors or any marshaling of assets of such Person.

         1.92 "Insolvency Threshold Amount" shall mean, as of the date of the commencement of any Voluntary Proceeding or Involuntary Proceeding, as the case may be, that the fair market value of the assets of the Person(s) subject to the Voluntary Proceeding or Involuntary Proceeding, as the case may be, is equal to or greater than (a) $1,000,000, in each individual instance, or (b) $15,000,000, in the aggregate, for all such instances. In calculating the Insolvency Threshold Amount, only the assets or properties of the Person(s) subject to the Voluntary Proceeding or Involuntary Proceeding, as the case may be, shall be included in the calculation unless Agent determines, in its or their good faith discretion, that there is a reasonable likelihood that the Voluntary Proceeding or Involuntary Proceeding, as the case may be, may be successfully extended to include Obligors, or their assets or properties, in which case the assets or properties of such others included in such proceeding also shall be included for the purposes of making the calculation.

         1.93 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and domain names and domain name registrations, trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         1.94 "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments.

         1.95 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers' Agent may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers' Agent may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.
         1.96  "Interest Rate" shall mean

                  (a) Subject to clause (b) of this definition below:

                      (i) as to Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Prime
Rate,

                      (ii) as to Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers' Agent as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrowers' Agent for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower's Agent); and

                  (b) notwithstanding anything to the contrary contained in clause (a) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Revolving Loans (without regard to the amount of Quarterly Average Excess and Suppressed Availability) plus two (2%) percent per annum, at Agent's option, or at the direction of the Required Lenders, after notice to Borrowers' Agent, (A) for the period (1) from and after the effective date of termination or non-renewal hereof until

Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations arising pursuant to the Revolving Loans which are not contingent and cash collateral in the amounts and on the terms required under
Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against Borrower) and (2) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (B) on Revolving Loans to Borrowers at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default but only to the extent of such excess).

         1.97 "Inventory" shall have the meaning given to such term in the UCC and also include, without limitation, all of each Borrower's and each Retail Store Subsidiary's now owned and hereafter existing or acquired goods, wherever located, which (a) are held by any of Borrowers or Retail Store Subsidiaries for sale or lease or to be furnished under a contract of service; (b) are furnished by any of Borrowers or Retail Store Subsidiaries under a contract of service; or
(c) consist of raw materials, work in process, finished goods or materials used or consumed in the business of any of Borrowers or Retail Store Subsidiaries.

         1.98 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower or Obligor and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Obligor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower or Obligor and including such other terms and conditions as Agent may require, provided, that, no such agreement shall be required with respect to any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Obligor's salaried employees or property held in trust for the benefit of an employee or any unaffiliated third party.

         1.99 "Involuntary Proceeding" shall have the meaning set forth in
Section 10.1(g) hereof.

         1.100 "LBH" shall mean LBH, Inc., a Nevada corporation, and its successors and assigns.

         1.101 "Lenders" shall mean the financial institutions and other Persons who are signatories hereto as Lenders and other Persons made a party to this Agreement as a Lender in accordance with Section 13.8 hereof, and their respective successors and assigns; sometimes being referred to herein individually as a "Lender".

         1.102 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties, including, without limitation, the Additional L/C Accommodations, (a) which are from time to time issued or opened by Agent or any Lender for the account of any of Borrowers or any Obligor or any Additional L/C Debtor or (b) with respect to which Agent and Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any of Borrowers or any Obligor or any Additional L/C Debtor of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

         1.103 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.104 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease or any financing lease having substantially the same economic effect as any of the foregoing.

         1.105 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance, operations or prospects of Borrowers and Obligors, taken as a whole, or (b) the legality, validity or enforceability of (i) this Agreement or (ii) any of the other Financing Agreements (except to the extent such illegality, invalidity or unenforceability of such Financing Agreement (other than this Agreement) would have an effect on the transactions contemplated herein that is immaterial or de minimis in the good faith determination of Agent); (c) the legality, validity, enforceability, perfection or priority of the Liens of Agent upon the Collateral (except to the extent such illegality, invalidity or unenforceability would have an effect on the Liens of the Agent upon the Collateral that is immaterial or de minimis in the good faith determination of Agent); (d) the Collateral or its value; (e) the ability of Borrowers to repay the Obligations or of Borrowers to perform their respective obligations under this Agreement or any of the other Financing Agreements, in either case, taken as a whole; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements (taken as a whole).

         1.106 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements and purchase orders for merchandise), written or oral, of any Borrower or Obligor involving monetary liability of or to any Person in an amount in excess of $15,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Obligor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.107  "Maximum Credit" shall mean $300,000,000.

         1.108 "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current plan year or the immediately preceding six (6) plan years contributed to by any Borrower or any ERISA Affiliate.

         1.109 "NBC Agreements" shall mean, collectively, the Loan Agreement, dated February 17, 1998, as amended January 29, 1999 and as further amended May 29, 1999 by and among Catherines, Catherines, Inc. and National Bank of Commerce and all agreements, documents and instruments at any time executed and/or delivered by Borrowers, any of Obligors or any other person with, to or in favor of National Bank of Commerce in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.110 "Net Amount of Eligible Credit Card Receivables" shall mean, the gross amount of the Eligible Credit Card Receivables of Borrowers and Retail Store Subsidiaries after taking into account returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto, less sales, excise or similar taxes included in the amount thereof.

         1.111 "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

         1.112 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by Borrowers, Retail Store Subsidiaries, other Obligors or Additional L/C Debtors to Agent or any Lender and/or of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement and the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all of Borrowers, any Retail Store Subsidiary or other Obligor or Additional L/C Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

         1.113 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, including, without limitation, each of the Retail Store Subsidiaries, C.S.A.C., Inc., C.S.F., Inc., C.S.I.C., Inc., FB Clothing, Inc., Charm-Fin Stores, Inc., Fashion Bug of California, Inc., but not including any of Borrowers, the Additional L/C Debtors or the Excluded Subsidiaries.

         1.114 "Obligor Collateral" shall mean, as to each Obligor, all of its property pledged to Agent pursuant to any of the Financing Agreements.

         1.115 "Originator" shall mean Spirit of America National Bank and its successors and assigns.

         1.116 "Originator Accounts" shall mean revolving credit card accounts maintained by the Originator, including accounts that have been written off as uncollectible.

         1.117 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

         1.118 "Over-Advance" shall have the meaning set forth in Section 12.8 hereof.

         1.119 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Revolving Loans and Letter of Credit Accommodations in conformity with the provisions of
Section 13.8 of this Agreement governing participations.

         1.120 "Participant Register" has the meaning specified therefor in
Section 13.8(g)(ii).

         1.121 "Payment Account" shall have the meaning set forth in Section 6.3(a)(i) hereof.

         1.122  "Permits" shall have the meaning set forth in Section 8.7 (b).

         1.123 "Permitted Investments" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ten years or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof or by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit Bank, the Federal Home Loan Bank or the Tennessee Valley Authority; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) obligations of state and local governments or agency thereof (including variable rate demand notes and auction rate securities) with a maturity date or reset period of one year or less; (c) certificates of deposit or bankers' acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (d) commercial paper with a maturity of one year or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-2 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-2 by Moody's Investors Service, Inc.; (e) corporate notes (including variable rate demand notes, auction rate securities and Eurodollar notes) issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A2 by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. or at least A by Moody's Investors Service, Inc.; (f) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (g) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (h) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (g) above.

         1.124 "Permitted Liens" shall mean those Liens permitted to be incurred by Borrowers and Obligors in accordance with Section 9.8 hereof.

         1.125 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.126 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

         1.127 "Preferred Stock" means with respect to any Person, any class or series of Capital Stock of such Person that is entitled, upon distribution of assets of such Person, whether by dividend or liquidation, to a preference over another class or series of Capital Stock of such Person.

         1.128 "Prohibited Preferred Stock" means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is more than 2 years after the Termination Date, or, on or before the date that is more than 2 years after the Termination Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

         1.129 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.130 "Prime Rate Loans" shall mean, any Revolving Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         1.131 "Proceeds" shall mean all proceeds as defined in the Uniform Commercial Code of New York or other applicable law, and all other profits, rentals, or receipts, in whatever form, arising from the collection, sale, lease, or other disposition of, or realization upon, the Collateral, or a specified portion thereof, including, without limitation, any insurance proceeds with respect thereto.

         1.132 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Revolving Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Revolving Loans and Letter of Credit Accommodations.

         1.133 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.134 "Purchase Agreements" shall mean, individually and collectively, the Stock Purchase Agreement, dated as of July 9, 2001, among Charming Shoppes, Inc., Venice Acquisition Corporation, LFAS, Inc. and The Limited, together with assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that, the term "Purchase Agreements" as used herein shall not include any of the "Financing Agreements" as such term is defined herein.

         1.135 "Qualified Securitization Transaction" means (x) the Existing Securitization Transactions, and (y) any transaction or series of transactions (whether on-balance sheet or off-balance sheet, in the form of a sale, a loan or other transaction) that may be entered into by any Financing Subsidiary pursuant to which any Financing Subsidiary may sell, convey or otherwise transfer to another Financing Subsidiary and any other Person, or may grant a security interest in, any Securitization Program Assets (whether now existing or arising in the future); provided that:

                  (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Financing Subsidiary or Special Purpose Vehicle
(i) is guaranteed by any Obligor or Borrower (excluding guarantees of obligations by CS Delaware or Parent pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates any Borrower or Obligor (other than CS Delaware or Parent pursuant to Standard Securitization Undertakings) or
(iii) subjects any property or asset of any Borrower or Obligor, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than CS Delaware or Parent pursuant to Standard Securitization Undertakings or Standard Merchant Charges.

                  (b) the Borrowers and Obligors do not have any obligation to maintain or preserve the financial condition of a Financing Subsidiary or Special Purpose Vehicle or cause such entity to achieve certain levels of operating results,

                  (c) Securitized Receivables are not subject to any Liens in favor of any Persons other than holders of Securitization Program Obligations arising under such Qualified Securitization Transaction,

                  (d) after giving effect thereto, the aggregate outstanding principal amount required to be paid to holders of Securitization Program Obligations (including the Financing Subsidiaries) by CS Delaware or Parent whether characterized as Standard Securitization Undertakings or otherwise (but excluding Standard Merchant Charges) shall not exceed the amounts and other limitations set forth in Section 9.10(k) hereof, and

                  (e) after giving effect thereto, the aggregate amount required to be invested in the Qualified Securitization Transactions by the Financing Subsidiaries, as credit enhancement for third-party investment therein, shall not exceed the aggregate amount so required to be invested by the Financing Subsidiaries under the Existing Securitization Transactions as in effect on the date hereof (assuming for this purpose that all commitments under the Existing Securitization Transactions are fully funded).

         1.136 "Quarterly Average Excess and Suppressed Availability" shall mean, at any time, the daily average of the amount of the Excess and Suppressed Availability for the immediately preceding fiscal quarter as calculated by Agent in good faith.

         1.137 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers and Obligors, including leasehold interests (except for leasehold interests of any Retail Store Subsidiary in any Retail Store location), together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.138 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower: (a) all Accounts; (b) all Credit Card Receivables; (c) all amounts at any time payable to any Borrower in respect of the sale or other disposition by any Borrower of any Account, other Receivable or other obligation for the payment of money; (d) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account or any Credit Card Receivables; (e) payment intangibles of any Borrower and other contract rights, chattel paper, instruments, notes and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by such Borrower to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Borrower) or otherwise associated with any Accounts, Inventory, other Receivables or General Intangibles (including, without limitation, bills of lading, warehouse receipts and other documents of title or shipping documents);
(f) all monies, securities and other investment property, credit balances, deposits, deposit accounts and other property and the proceeds thereof, now or hereafter held or received or held by, or in transit to, Lender or any of its Affiliates or participants or held or received by any other bank, other financial institution or other person, whether for safekeeping, pledge, custody, transmission, collection or otherwise; (g) deposits (general or special) and balances at any bank or other financial institution or other person; (h) all right, title and interest in, to and in respect of the foregoing, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any of same, including, without limitation, all returned, reclaimed or repossessed Inventory; (i) all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of any of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties, or other contracts of suretyship with respect thereto, or deposits or other security for the obligation of any account debtor; and (j) credit and other insurance with respect to any Receivables or Inventory.

         1.139 "Records" shall mean all of any Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

         1.140 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

         1.141 "Refinancing Indebtedness" shall have the meaning set forth in
Section 9.9 hereof.

         1.142 "Register" shall have the meaning set forth in Section 13.8 hereof.

         1.143 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more.

         1.144 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrowers and Obligors, taken as a whole or (iii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting any other rights or remedies of Agent under this Agreement or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise, Agent may establish and revise Reserves to reflect any of the following: (i) inventory shrinkage; (ii) reserves in respect of markdowns; (iii) cost variances; (iv) the aggregate amount of deposits, if any, received by any Borrower or Retail Store Subsidiary from its retail customers in respect of unfilled orders for merchandise; (v) amounts due or to become due in respect of sales, use and/or withholding taxes; (vi) any rental payments, service charges or other amounts due or to become due to owners, lessors or third party operators of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral; (vii) amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements; (viii) increase in the number of days of the turnover of Inventory or a deterioration in its nature, quality or mix (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent); and (ix) variances between the perpetual inventory records of Borrowers and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage acceptable to Agent, (x) to reflect the amount of duty, freight, and taxes arising in connection with imported goods,
(xi) to reflect the amount of any Lien in accordance with Section 9.8(b) hereof, and (xii) to the extent that Credit Card Receivable Availability is in effect, to reflect that dilution with respect to the Credit Card Receivables (based on the ratio of the aggregate amount of non-cash reductions in Credit Card Receivables for any period to the aggregate dollar amount of the sales of Borrowers giving rise to Credit Card Receivables for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Inventory or Eligible Credit Card Receivables so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith.

         1.145 "Retail Sales Price" shall mean the current ticketed sales price in the Retail Stores, net of markdowns from the original retail sales price with respect thereto, for the types, categories and styles of inventory included in the Eligible Inventory of Borrowers and the Retail Store Subsidiaries.

         1.146 "Retail Stores" shall mean the retail stores which are now or hereafter operated by US Subsidiaries of Parent and which sell Inventory.

         1.147 "Retail Store Subsidiary" shall mean a US Subsidiary of Parent which now or hereafter owns a Retail Store or which is now or hereafter organized to operate a Retail Store in the future but shall not include any US Subsidiaries which are Inactive Subsidiaries.

         1.148 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the ratable account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Sections 2.1 and 2.2 hereof.

         1.149 "Securitization Documents" means (a) the Existing Securitization Documents, (b) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Securitization Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by a Financing Subsidiary or Special Purpose Vehicle, (c) each other instrument, agreement and other document entered into by a Financing Subsidiary or Special Purpose Vehicle relating to the transactions contemplated by the items referred to in clause (a) or (b) above, and (d) each Standard Securitization Undertaking made by CS Delaware or Parent or Standard Merchant Charges relating to the transactions contemplated by the items referred to in clause (a) or (b) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

         1.150 "Securitization Program Assets" means (a) all Securitized Receivables, (b) all Securitization Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         1.151 "Securitization Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal or hedge payment amount from the Securitization Program Assets, and (b) related obligations of a Financing Subsidiary or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and (c) obligations of CS Delaware or Parent in connection with Standard Securitization Undertakings but not Standard Merchant Charges.

         1.152 "Securitized Receivables" means all rights (including rights to payment) of the Originator or any other Financing Subsidiary in respect of Originator Accounts, whether constituting finance charges, amounts billed in respect of purchases of merchandise or services, credit insurance premiums, rights to interchange, returned check or other charges, fees or other amounts.

         1.153 "Securitization Related Assets" means (a) any rights, remedies, powers and privileges with respect to the Securitized Receivables (including rights in respect of Liens securing such Securitized Receivables and other credit support in respect of such Securitized Receivables), (b) any proceeds of such Securitized Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts of the Financing Subsidiaries or Special Purpose Vehicles and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction,
(d) any warranty, indemnity, dilution and other intercompany claim arising out of the Securitization Documents and (e) other assets of the Financing Subsidiaries or Special Purpose Vehicles which are customarily transferred or in respect of which Liens are customarily granted in connection with asset securitization transactions involving accounts receivable.

         1.154 "Single Asset Insolvency Event" shall mean an Involuntary Proceeding or a Voluntary Proceeding involving a Single Asset Retail Store Subsidiary that does not exceed the Insolvency Threshold Amount.

         1.155 "Single Asset Retail Store Subsidiary" shall mean (a) a single Retail Store Subsidiary which operates no more than one Retail Store or (b) a single Inactive Subsidiary.

         1.156 "Special Agent Advances" shall have the meaning set forth in
Section 12.11 hereof.

         1.157 "Special Purpose Vehicle" shall mean a trust, partnership or other special purpose Person established by a Financing Subsidiary to implement a Qualified Securitization Transaction.

         1.158 "Standard Merchant Charges" shall mean all obligations of any Borrower or Obligor to Originator or any Financing Subsidiary pursuant to Credit Card Agreements for (a) the amount of sales which (i) were calculated in respect of merchandise refused or returned by a customer of such Borrower or Obligor thereunder, (ii) were reduced by any rebate, refund, charge-back or adjustment,
(iii) were created as a result of a fraudulent or counterfeit charge and (b) fees payable to Originator or any Financing Subsidiary, where Originator or any Financing Subsidiary is the Credit Card Processor or Credit Card Issuer, provided, that, such fees do not exceed three (3%) percent of any purchase made by any holder of a Fashion Bug Card, Catherines Card or Co-Branded Card.

         1.159 "Standard Securitization Undertakings" means (a) representations, warranties, covenants and indemnities entered into by any Financing Subsidiary which are reasonably customary in a credit card origination, securitization or funding transactions,
(b) representations, warranties, covenants and indemnities entered into by the Borrowers and Obligors which are customary to be given by merchant or retailer to a Person that provides credit to the customers of such merchant or retailer, including liability for Credits (as defined in the C.D. Credit Plan Agreement),
(c) representations, warranties, covenants and indemnities given by CS Delaware or Parent relating to the accuracy or completeness of representations, warranties and other information provided to holders of Securitization Program Obligations, and (d) CS Securitization Undertakings, provided, that, the term "Standard Securitization Undertakings" shall not include (i) Standard Merchant Charges, or (ii) covenants by Obligors or Borrowers to (A) grant Liens on any of their assets or (B) to require them to support the obligations of Financing Subsidiaries in connection with any such transactions other than pursuant to CS Securitization Undertakings as permitted in this Agreement. 1.160 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.161 "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender' s net or gross income or capital by any jurisdiction (or any political subdivision thereof).

         1.162 "Termination Date" shall have the meaning set forth in Section
13.1 hereof.

         1.163 "The Limited" shall mean Limited Brands, Inc. (formerly known as The Limited, Inc.), a Delaware corporation and its successors and assigns.

         1.164 "Threshold Amount" shall mean, as of the date of determination, the lesser of (a) the amount of a Lien, judgment, or claim under an agreement, as applicable, or (b) the amount of the assets or properties that are the subject of a Lien or are available to satisfy a judgment, or the breach of an agreement, as applicable, do not exceed (i) $10,000,000, in each individual instance, or (ii) $ 20,000,000, in the aggregate, for all such instances, whether involving the same or other Persons. In calculating the Threshold Amount, only the assets or properties of the Person(s) against whom the Lien has been filed or levied, are judgment debtors, or are liable under the agreement, as applicable, shall be included in the calculation, unless (A) the lienholder, judgment debtor or claimant is attempting to establish liability against, other Borrowers, Obligors or Subsidiaries of Parent, in addition to the Person against whom the lien has been filed or levied, are judgment debtors or are liable under the applicable agreement, as applicable and (B) Agent determines, in its good faith discretion, that there is a reasonable likelihood that the Lien, judgment, or liability may be successfully established against other

Borrowers or Obligors, or their assets or properties, in which case the assets or properties of such others also shall be included for purposes of making the calculation.

         1.165 "Trade Financing Agreements" shall mean, individually and collectively the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), (a) the Trade Financing Agreement [Security Agreement,] dated as of August 16, 2001, by and among the Additional L/C Debtors (other than CS Insurance Limited) and Agent;
(b) the Letter of Credit Reimbursement Agreement, dated as of August 16, 2001, by and between CS Insurance Ltd. and Agent; and (c) all other agreements, documents and instruments executed in connection with the foregoing.

         1.166 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute). References to sections of the UCC shall be construed to also refer to any successor sections.

         1.167 "US Subsidiary" means a Subsidiary which is a corporation organized under the laws of the United States of America or of any state of the United States of America, the District of Columbia or Puerto Rico, except that such term shall not include the Excluded Subsidiaries.

         1.168 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the Value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and
(ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be determined in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

         1.169 "Voluntary Proceeding" shall have the meaning set forth in
Section 10.1(h) hereof.

         1.170 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.171 "Weighted Average to Maturity" shall mean when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the product obtained by multiplying (i) the amount of each then outstanding installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         1.172 "White Marsh Subsidiary" shall mean, White Marsh Distribution, LLC, a Maryland limited liability company, established as a special purpose single asset entity, directly or indirectly as a Subsidiary of Parent, for the sole purpose of financing the White Marsh Real Property, which entity is engaged in no business or operations other than the ownership of the White Marsh Real Property and the financing, operation and lease thereof to any Borrower or Obligor.

         1.173 "White Marsh Real Property" shall mean the real property located at 10000 Franklin Square Drive, White Marsh, Maryland and the improvements located thereon.


SECTION 2.        CREDIT FACILITIES

         2.1 Revolving Loans.

         (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Maximum Credit.

         (b) Agent may, in its good faith discretion, from time to time, upon not less than five (5) days prior notice to Borrowers' Agent, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) there is a decrease in the Net Recovery Cost Percentage after the date hereof or (iii) the nature, quality or mix of the Inventory has deteriorated and as to mix, such that the ratio of any category of Inventory to all Inventory has changed from the ratio in the appraisal of the Inventory received by Agent prior to the date hereof. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Reserves.

         (c) Except in Agent's discretion, with the consent of all Lenders, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, in its discretion, or upon the direction of the Required Lenders, which may be made at any time or from time to time, repay to Agent the entire amount of any such excess(es) for which payment is demanded.

         2.2 Letter of Credit Accommodations.

         (a) Subject to and upon the terms and conditions contained herein, at the request of Borrowers' Agent, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrowers or any Additional L/C Debtor containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this
Section 2.

         (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent for the benefit of the Lenders, a letter of credit fee (i) at a rate equal to the Applicable L/C Fee Rate on the daily outstanding balance of the Letter of Credit Accommodations in respect of those Letter of Credit Accommodations used for the purpose of purchasing Eligible Inventory and (ii) at a rate equal to one-half of one (.50%) percent per annum in excess of the Applicable L/C Fee Rate on the daily outstanding balance of the Letter of Credit Accommodations in respect of those Letter of Credit Accommodations used for purposes other than those set forth in Section 2.2 (b)(i) hereof (the rates set forth in clauses (i) and (ii) hereof are referred to as the "L/C Fee Rates") , in each case for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Agent such applicable letter of credit fee, at Agent's option, without notice, at a rate equal to two (2%) percent per annum in excess of the then L/C Fee Rates on such daily outstanding balance for: (ii) the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (iii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

         (c) Borrowers' Agent shall give Agent two (2) Business Days' prior written notice (or such fewer days notice as is appropriate in accordance with the automated systems of the relevant issuer of such Letter of Credit Accommodations) of any Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation; Borrowers' Agent shall attach to such notice the proposed form of the Letter of Credit Accommodation.

         (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) such Borrower or any Additional L/C Debtor shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Agent for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the amount equal to the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the sum of
(1) the stated face amount of the proposed Letter of Credit and (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower' s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

         (e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $150,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for the ratable benefit of Lenders, for the Letter of Credit Accommodations.

         (f) Borrowers shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrowers assume all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

         (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers shall, upon the occurrence and during the continuance of an Event of Default, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into Borrower's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrowers shall also, upon the occurrence and during the continuance of an Event of Default, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

         (h) Borrowers hereby irrevocably authorize and direct any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers, any Additional L/C Debtor or Borrowers' Agent. Agent shall have the sole and exclusive right and authority to, and Borrowers, any Additional L/C Debtor or Borrowers' Agent shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral except (unless an Event of Default or a condition or event which, with notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing), Borrowers and Additional L/C Debtors may waive discrepancies in the presentation of documents required for payment under any Letter of Credit

Accommodations other than for the required presentation or delivery of a bill of lading or cargo receipt or other transport document with respect to Eligible Inventory thereunder. Agent may take such actions either in its own name or in the name of any Borrower, any Additional L/C Debtor or Borrowers' Agent.

         (i) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers and Additional L/C Debtors to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers.

         (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

         (k) Borrowers are irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Revolving Loans in accordance with Section 2.2(a) or otherwise). In the event that Borrowers fail to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in
Section 4 or any other event or circumstance. If such amount is not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

         2.3 Joint and Several Liability. Borrowers shall be liable for all amounts due to Agent under this Agreement, regardless of which Borrower actually receives the Revolving

Loans or other extensions of credit hereunder or the amount of such Revolving Loans received or the manner in which Agent accounts for such Revolving Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Revolving Loans and Letter of Credit Accommodations or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Revolving Loans and Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Revolving Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent, (d) the failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Agent in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of the other Borrowers, other than the willful misconduct or gross negligence of Agent or Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Revolving Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent. Upon any Event of Default and for so long as the same is continuing, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

         2.4 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Revolving Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended with the written acknowledgment of Agent.

SECTION 3.        INTEREST AND FEES

         3.1 Interest.

         (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Revolving Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

         (b) Borrowers' Agent may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers' Agent shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrowers' Agent, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers and Borrowers' Agent shall have complied with such customary procedures as are reasonably established by Agent and specified by Agent to Borrowers' Agent from time to time for requests by Borrowers' Agent for Eurodollar Rate Loans, (iv) no more than seven (7) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through the Reference Bank or such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers ' Agent. Any request by Borrowers' Agent for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

         (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrowers' Agent, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate Agent, any Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing excluding any termination on the last day of the applicable Interest Period. In the event any Person seeks compensation hereunder prior to Borrowers being obligated to pay such amount or Agent charges any loan account of any Borrower, a certificate of Agent or any Lender setting forth the basis for the determination of such amount necessary to compensate Agent or such Lender as aforesaid shall be delivered to Borrowers, which certificate shall be conclusive, absent manifest error.

(d) Interest shall be payable by Borrowers to Agent, for the benefit of the applicable Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Fees.

         (a) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

         (b) Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to three-eighths of one (.375%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         (c) Borrowers shall pay to Agent, for its own account, monthly a servicing fee in an amount equal to $7,000 in respect of Agent's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.3 Changes in Laws and Increased Costs of Revolving Loans.

         (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrowers' Agent, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, a Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, a Lender or Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Agent in good faith to be material, or (C) reduce the amounts received or receivable by a Lender or Agent in respect thereof, by an amount deemed by Agent in good faith to be material or (ii) the cost to Agent, a Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent in good faith to be material. Borrowers shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, any Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent or any Lender setting forth the basis for the determination of such amount necessary to compensate Agent or such Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

         (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent or any Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, any Lender, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. A certificate of Agent or any Lender setting forth the basis for the determination of such amount necessary to compensate Agent or such Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.


SECTION 4.        CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Revolving Loans and providing the initial Letter of Credit Accommodations hereunder:

         (a) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Lenders shall have received all information and copies of all documents, including records of requisite corporate, and other action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation, formation or other organization document of any of Borrowers certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of any of Borrowers as is set forth herein and such document as shall set forth the organizational identification number of any of Borrowers, if one is issued in its jurisdiction of incorporation;

         (b) no material adverse change shall have occurred in the assets, businesses or prospects of Borrowers and Obligors, taken as a whole, since the date of the commencement of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrowers and Obligors, taken as a whole, to perform their obligations hereunder or under any of the other Financing Agreements to which any of them is party or of Agent to enforce the Obligations or realize upon the Collateral. Without limiting the generality of the foregoing (i) no investigation, litigation or other proceedings shall be pending or threatened against any Borrower, or any Obligor or any affiliate as of the closing which could have a Material Adverse Effect in the good faith determination of Agent and Lenders, and (ii) the Collateral shall not have materially declined in value from the values set forth in any of the appraisals or field examinations previously done;

         (c) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may reasonably require to determine the amount of Revolving Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards Inventory through the date of closing, together with such supporting documentation as may be reasonably necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral and including documentation with respect to inventory in transit, goods in bonded warehouses or at other third party locations), the results of which each case shall be satisfactory to Agent in good faith, not more than three (3) Business Days prior to the date hereof;

         (d) Agent shall have received, in form and sub-stance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in good faith in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises (other than Retail Store locations) of Borrowers and Obligors and by customs brokers, freight forwarders and cargo consolidators and warehouses at which Collateral is located;

         (e) Agent shall have received Credit Card Acknowledgments with respect to arrangements of Borrowers with Credit Card Issuers and Credit Card Processors, in each case, duly executed and delivered by the Credit Card Issuers and Credit Card Processors;

         (f) Agent shall have received, in form and substance reasonably satisfactory to Agent, a Deposit Account Control Agreement by and among Agent, Borrowers, and each bank where Borrowers and Obligors have a Blocked Account, in each case, duly executed and delivered by such bank and Borrower (or shall be the bank 's customer with respect to such deposit account as Agent may specify);

         (g) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral (including, without limitation, one hundred (100%) percent of the issued and outstanding Capital Stock of FSC);

         (h) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

         (i) Agent shall have received, in form and sub-stance satisfactory to Agent, (i) a guarantee of payment by each Borrower of the Obligations owed by each of the Obligors and the Additional L/C Debtors, and (ii) a guarantee of payment by all Obligors of all Obligations, secured by a first and only security interest in favor of Agent granted by all Obligors, except as otherwise agreed in writing by Agent, in all of their existing and future assets constituting Collateral;

         (j) Agent and Lenders shall be satisfied that (A) as of the date hereof, Borrowers and Obligors taken as a whole, are not insolvent or will not become insolvent as a result of the transactions contemplated hereby, (i) Borrowers and Obligors, taken as a whole, do not have unreasonably small capital after the consummation of the transactions contemplated hereby to continue to engage in its business, and (ii) Borrowers and Obligors, taken as a whole, have not incurred liabilities as a result of the transactions contemplated hereby that are beyond their ability to pay as such liabilities mature;

         (k) Agent shall have received the Fee Letter executed and delivered by all of the parties thereto;

         (l) No material adverse change in the business, operations or prospects of Borrowers and Obligors, taken as a whole, shall have occurred since the date of the commencement of Agent's field examinations conducted prior to the date of the proposal letter, dated October 15, 2003, by and between Parent and Agent;

         (m) Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letters of counsel to Borrowers and Obligors with respect to the Financing Agreements and such other matters as Agent may reasonably request; and

         (n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance reasonably satisfactory to Agent.

         4.2 Conditions Precedent to All Revolving Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to the Revolving Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Revolving Loans and Letter of Credit Accommodations and any future Revolving Loans and Letter of Credit
Accommodations:

         (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except
(i) to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) (ii) with respect to any changes in the representations and warranties resulting from any actions, sales, merger, dispositions or other transactions expressly permitted by this Agreement or consented to by the Required Lenders or all Lenders, as applicable;

         (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or, to the knowledge of Borrower, threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Revolving Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect, if adversely determined; and

         (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

         4.3 Conditions Precedent to Credit Card Receivable Availability. Within five (5) Business Days' after the date of the receipt by Agent of the request of Borrower's Agent to include the Credit Card Receivable Availability in the calculation of the Borrowing Base, Agent shall notify Borrower's Agent as to whether the conditions precedent thereto have been satisfied. Upon Agent's notice to Borrower's Agent that each of such conditions have been satisfied, the Credit Card Receivable Availability shall be included in the calculation of the Borrowing Base effective on the first day of the month thereafter. If each of the conditions precedent have not been satisfied as of the date of Agent's notice to Borrower's Agent, Borrower's Agent may make another request at any time after the date of the notice by Agent to Borrower's Agent that the conditions have not been satisfied. Each of the following is a condition precedent to the Credit Card Receivable being included in the calculation of the Borrowing Base:

         (a) Agent shall have completed a field review of the Records and such other information with respect to the Collateral, including Credit Card Receivables, as Agent may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Agent;

         (b) Agent shall have received an updated Schedule 8.18 to the Loan Agreement reflecting all Credit Card Processors and Credit Card Issuers with whom Borrowers and Retail Store Subsidiaries currently do business; and

         (c) Agent shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors reflected on Schedule 8.18, as revised pursuant to clause (b) above.

SECTION 5.        GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):

         (a) all Accounts;

         (b) all general intangibles, including, without limitation, all Intellectual Property;

         (c) all goods, including, without limitation, Inventory and Equipment;

         (d) all chattel paper (including all tangible and electronic chattel paper);

         (e) all instruments (including all promissory notes);

         (f) all documents;

         (g) all deposit accounts;

         (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

         (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors, provided, that, no such agreement shall be required with respect to any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property or specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's salaried employees or property held in trust for the benefit of an employee or any third Person which is not an Affiliate;

         (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any of Borrowers now or hereafter held or received by or in transit to any Borrower or its affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

         (k) all commercial tort claims, including, without limitation, those identified in Schedule 5.4(g) hereto;

         (l) to the extent not otherwise described above, all Receivables;

         (m) all Records; and

         (n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         5.2 Excluded Collateral. Notwithstanding Section 5.1 hereof, the Collateral shall not include (collectively, "Excluded Collateral"): (a) the Capital Stock of the Excluded Subsidiaries other than one hundred (100%) percent of the issued and outstanding Capital Stock of FSC, (b) assets of the Excluded Subsidiaries, (c) all (i) Securitization Program Assets, including, without limitation, amounts owed directly to the Financing Subsidiaries as a Credit Card Issuer by Persons using the Fashion Bug Card, Catherines Card and/or the Co-Branded Card and (ii) collections due to such Financing Subsidiaries from such customers for such amounts ("Excluded Collections"), (d) Real Property or rentals from the use or occupancy of Real Property, (e) motor vehicles subject to a certificate of title, unless Excess Availability shall be equal to or less than $15,000,000, and then at the request of Agent, Borrowers shall and Parent shall cause Obligors to take such action as is necessary to perfect Agent's security interest therein, (f) the Indiana Personal Property, (g) Borrowers' undivided 12.5% interest in 1998 Raytheon Beechjet 400A, serial number RK178 and registration number N708TA, Undivided 12.5% interest in 1999 Raytheon Beechjet 400A, serial number RK237 and registration number N437CW, and Undivided 12.5% interest in 1998 Raytheon Beechjet 400A, serial number RK201 and registration number N741TA, or any replacement or substitution aircraft for the foregoing,
(h) life insurance policies owned by Borrowers on the lives of employees and former employees of Borrowers and /or Obligors, and life insurance policies subject to split dollar arrangements.

         5.3 Special Provisions Regarding Collateral. Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include:

         (a) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of such Borrower, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, and 9-408 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of such Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts); or

         (b) any Equipment which is, or at the time of any Borrower's or any Obligor's acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including Capital Leases) permitted under Section 9.8 hereof if: (i) the valid grant of a security interest or lien to Lender in such item of Equipment is prohibited by the terms of the agreement between such Borrower or Obligor and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (ii) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.

         5.4 Perfection of Security Interest.

         (a) Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and any Borrower or any affiliate of any Borrower as debtor, as Agent may require, and including any other information with respect to any Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and any Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Agent to adopt on behalf of Borrowers any symbol required for authenticating any electronic filing. In no event shall Borrowers at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and any Borrower as debtor except with respect to termination statements, as permitted by Section 9-509(d)(2) of the UCC.

         (b) None of Borrowers has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except that which has been delivered to Agent on or prior to the date hereof. In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Lenders, all tangible chattel paper and instruments that such Borrower may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower shall, or Agent may at any time on behalf of any of Borrowers, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation, as Agent and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

         (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, each Borrower shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

         (d) None of Borrowers has any deposit accounts as of the date hereof, except as set forth in Schedule 6.3 hereof and the Concentration Accounts. No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account other than Retail Store bank accounts and zero balance disbursement accounts unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower shall, as Agent may specify, either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's salaried employees, escrows of security deposits with respect to leases of Real Property or Concentration Accounts until the occurrence of an Event of Default as set forth in Section 6.3 hereof.

         (e) None of Borrowers owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in Schedule 5.4(e) hereof except for investment property specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower' s salaried employees or property held in trust for the benefit of an employee or any third party which is not an Affiliate.

         (i) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Agent, for the benefit of Lenders, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower are uncertificated and are issued to any Borrower or its nominee directly by the issuer thereof, such Borrower shall immediately notify Agent thereof and shall, as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or such nominee, or
(B) arrange for Agent to become the registered owner of the securities.

         (ii) None of Borrowers shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) business days prior written notice of the intention of any Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) at such time as the dollar value of any investment property held in or to be held in any investment account, securities account or other similar account with a securities intermediary or commodity intermediary, exceeds the greater of (x) twenty (20%) percent of the then aggregate amount of investments in cash and Permitted Investments or (y) $10,000,000, and will be held in such account for more than ten (10) days, such Borrower shall, as Agent may specify, either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by any of Borrowers and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent , provided, that Agent hereby agrees and Agent shall instruct the securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property (collectively, "Intermediary") of any Borrower or Obligor subject to an Investment Property Control Agreement to comply with entitlement orders issued or originated by such Borrower or Obligor (to the extent such entitlement orders do not conflict with instructions issued by Agent to such Intermediary) concerning the investment property account until such time as Agent delivers a written notice to such Intermediary which states such Borrower or Obligor is no longer entitled to give any such orders in respect of such investment property account. Agent will only send such notices to the Intermediaries at any time upon or after the occurrence of a Cash Dominion Event.

         (f) None of Borrowers is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in Schedule 5.4(f) hereof. In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Such Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Borrowers and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

         (g) None of Borrowers has any commercial tort claims as of the date hereof, in excess of $5,000,000. In the event that any Borrower shall at any time after the date hereof have any commercial tort claims in excess of $5,000,000 prior to the occurrence of an Event of Default, and any commercial tort claim after the occurrence of an Event of Default, such Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and
(ii) include the express grant by such Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.4(a) hereof or otherwise arising by the execution by Borrowers of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and each Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

         (h) None of Borrowers has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth on Omnibus Schedule 2 hereof and except for goods located in the United States in transit to a location of any Borrower permitted herein in the ordinary course of business of Borrowers in the possession of the carrier transporting such goods. In the event that any goods, documents of the title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Omnibus Schedules provided to Agent pursuant to the Loan Agreement or such carriers, Borrowers shall promptly notify Agent thereof in writing. Promptly upon Agent's request, each Borrower shall deliver to Agent a Collateral Access Agreement duly executed and delivered by such person and such Borrower.

         (i) Borrowers shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral,
(iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of each Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.        COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Revolving Loans, Letter of Credit Accommodations and other Obligations and the Collateral and the property of Retail Store Subsidiaries securing Obligations, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Borrowers' Agent each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers, Parent and Borrowers' Agent and conclusively binding upon Borrowers, Parent and Borrowers' Agent as an account stated except to the extent that Agent receives a written notice from Borrowers' Agent of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrowers' Agent a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower.

         6.3 Collection of Accounts.

         (a) Each Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Agent, subject to
Section 8.10, such other banks as such Borrower may hereafter select as are acceptable to Agent. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrowers have deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a Retail Store location of a Borrower or Retail Store Subsidiary or otherwise describes the nature of the use of such deposit account by such Borrower.

         (i) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Agent (the "Blocked Accounts") into which each Borrower shall promptly deposit, and Parent shall cause each of the other Obligors to deposit in such Blocked Accounts and direct, their respective account debtors, Credit Card Issuers (other than Originator) and Credit Card Processors to directly remit to such Blocked Accounts payments on its Accounts, Credit Card Receivables and all other payments constituting proceeds of Inventory, other Collateral or other property which is security for the Obligations in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into a Deposit Account Control Agreement providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the depository bank has no Lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein, that the depository bank holds and will hold the funds therein for the benefit of

Agent and Lenders and will comply with instructions originated by Agent without any Borrower's consent and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent, as Agent may from time to time designate for such purpose ("Payment Account"). Subject to the terms and conditions contained herein, Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of each Borrower as such Borrower (or Borrowers' Agent on behalf of such Borrower) may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time upon and after the occurrence of a Cash Dominion Event. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent, shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent to the extent of the then outstanding Obligations.

         (ii) Notwithstanding anything to the contrary set forth in Section 6.3(a)(i), Borrowers may direct each of the Retail Store Subsidiaries to first deposit all collections from customers of their retail stores, all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, into a depository account maintained by them with a local bank, used solely for such purpose and identified to each Retail Store as set forth on Schedule 6.3 (together with any other deposit accounts at any time established or used by any Retail Store Subsidiary for receiving such store receipts from any Retail Store, collectively, the "Store Bank Accounts" and each individually, a "Store Bank Account") provided that (i) all such funds deposited into the Store Bank Accounts shall be sent by wire transfer or by transfer using the automated clearinghouse network no less frequently than twice a week or more frequently upon Agent's request, except nominal amounts which are required to be maintained (A) in such Store Bank Accounts under the terms of such Retail Store Subsidiary's arrangements with the bank at which such Store Bank Accounts are maintained as in effect on the date hereof or (B) for such Retail Store Subsidiary's operations, including, without limitation, amounts to cover returned or dishonored checks or returned goods, and which nominal amounts shall not exceed $5,000 as to any individual Retail Store at any time to one of the Concentration Accounts and (ii) on each Business Day CS Delaware shall remit or cause the applicable depository bank to remit all collected funds in such Concentration Accounts to the Blocked Accounts, except for Excluded Collections. None of Borrowers nor any of the Obligors shall open or use any concentration or cash management accounts at any bank or other financial institution, other than the Concentration Accounts and Store Bank Accounts, without the prior written consent of Agent. No later than five (5) days after the occurrence of an Event of Default, each Borrower or Obligor which maintains a Concentration Account shall, upon Agent's request, obtain a Deposit Control Agreement, in form and substance to Agent, from each depository bank with respect to such Concentration Account.

         (b) For purposes of calculating the amount of the Revolving Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with

Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day; provided, that, upon the occurrence of a Cash Dominion Event (other than a Cash Dominion Event arising from the occurrence of an Event of Default), for purposes of calculating the amount of the Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent in the Payment Account, if such payments are received in the Payment Account by 3:00 p.m. New York City time and Agent has received notice thereof from Borrower's Agent and the bank at which such Payment Account is maintained to credit Borrowers' loan account on such day, and if not, then on the next Business Day; provided, however, that in the event Agent shall receive from Borrower's Agent notice of payments in transit to Agent on the date of such notice ("In-Transit Notice") and Agent shall have determined to its reasonable satisfaction that such payments (collectively, "In-Transit Payments") shall be received by Agent as of the date of such In-Transit Notice, then such In-Transit Payments shall be applied by Agent on such date to the Obligations, solely for purposes of calculating the amount of Loans available to Borrowers (conditional upon final collection), in the amount of the In-Transit Payments set forth in such In-Transit Notice up to the lesser of (A) eighty-five (85%) percent of the amount of such In-Transit Payments set forth in such In-Transit Notice and (B) $5,000,000. For purposes of calculating interest on the Obligations, such payments or other funds received and collected by Agent on account of the Obligations will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account. In addition, with respect to all proceeds of Accounts, Credit Card Receivables and Inventory deposited in the Blocked Accounts or otherwise received by Borrowers, which are not remitted to the Payment Account (which shall only be in accordance with Section 6.3(a)(ii) hereof), Borrowers shall pay to Agent, for its own account, a collection fee on the first day of each month equal to the amount of the Interest Rate on Prime Rate Loans with respect to such proceeds (a) from the earlier of the date of receipt of such proceeds by Borrowers or the date of deposit of such proceeds in the Blocked Accounts and (b) until the next Business Day.

         (c) Each Borrower and Obligor and all of their directors, employees, agents, Subsidiaries (other than Financing Subsidiaries) and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the accounts of Borrowers in accordance with the provisions of this Section 6.3, or remit the same or cause the same to be remitted, in kind, to Agent; provided, that, if at any time the Excess Availability shall be less than $10,000,000, Borrowers shall and Parent shall cause each Obligor to promptly upon Agent's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall the same be commingled with a Borrower's or Obligor's own funds. Each Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of the payments by Agent to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom.

The obligation of Borrowers to reimburse Agent for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments.

         (a) All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Obligor or for the account of any Borrower or Obligor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; and fourth,, to pay principal due in respect of the Loans; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations.

         (b) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrowers, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (ii) in the event that there are no outstanding Prime Rate Loans, provided, that, in the event that there are no outstanding Prime Rate Loans and no Event of Default exists or has occurred, upon Borrowers' Agent's request, any payments received after Agent's receipt of such request will not be applied to the Eurodollar Rate Loans and such amounts that are not applied to the Obligations shall be held as cash collateral for the Obligations (the "Credit Balance Cash Collateral"). Such Credit Balance Cash Collateral shall constitute part of the Collateral. Such Credit Balance Cash Collateral shall be held by Agent in an account designated by Agent for such purposes in its books and records and may be commingled with Agent's own funds. Borrowers shall receive a credit on a monthly basis to its loan account maintained by Agent on the funds so held by Agent at a rate equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate (adjusted effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs) as calculated by Agent. So long as no act, condition or event, which with notice, lapse of time or both, would constitute an Event of Default or Event of Default shall exist or have occurred and be continuing and no Cash Dominion Event exists, amounts received by Agent from Borrowers pursuant to the foregoing which are not applied to the Obligations pursuant to the provisions of this Section 6.4 shall, upon the request of Borrowers' Agent received by Agent on or before 1:00 p.m. New York City time on any Business Day, be remitted to Borrowers.

         (c) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent. Borrowers and Obligors shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the

Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Obligors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

         6.5 Taxes.

         (a) Any and all payments by or on behalf of any Borrower or any Obligor hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4, free and clear of and without deduction for any and all Taxes, excluding (i) income taxes imposed on the net income of any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a "Transferee") and (ii) franchise or similar taxes imposed on or determined by reference to the net income of any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof or (B) has its applicable lending office located. In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

         (b) If any Borrower or Obligor shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

         (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

         (ii) such Borrower or Obligor shall make such deductions and withholdings;

         (iii) such Borrower or Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

         (iv) to the extent not paid to Agent and Lenders pursuant to clause (i) above, such Borrower or Obligor shall also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (c) Within thirty (30) days after the date of any payment by any Borrower or Obligor of Taxes or Other Taxes, such Borrower or Obligor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

         (d) Borrowers will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be). If Agent or such Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from any Borrower or Obligor hereunder, so long as no Default or Event of Default shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of Borrowers the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers or Obligors under this Section 6.5 with respect to the Taxes or Other Taxes giving rise to such refund). If a Lender (or any Transferee) claims a tax credit in respect of any Taxes for which it has been indemnified by Borrowers or Obligors pursuant to this Section 6.5, such Lender will apply the amount of the actual dollar benefit received by such Lender as a result thereof, as reasonably calculated by Lender and net of all expenses related thereto, to the Revolving Loans. If Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon Borrowers' Agent's request and at Borrowers' expense, provide such documents to Borrowers' Agent, in form and substance satisfactory to Agent, as Parent may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Agent, have a reasonable likelihood of resulting in any liability of Agent or any Lender).

         (e) In the event any Transferee is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") such Non-U.S. Lender shall deliver to Borrowers' Agent two (2) copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower or Obligor and is not a controlled foreign corporation related to any Borrower or Obligor (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments by Borrowers or Obligors under this Agreement and the other Financing Agreements. Such forms shall be delivered by any Transferee that is a Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a Participant, on or before the date such Participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, a Non-U.S. Lender shall upon written notice from Borrower's Agent promptly deliver such new forms as are required by the Code or the regulations issued thereunder to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 6.5(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 6.5(e) that such Non-U.S. Lender is not legally able to deliver.

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

         (f) Borrowers and Obligors shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to subsections (a),
(b) or (d) above to the extent that the (i) the obligation to withhold amounts with respect to United States Federal withholding tax was applicable on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Revolving Loan; provided, that, this subsection (f) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of Borrowers or Obligors and (B) to the extent the indemnity payment or additional amounts any Transferee, acting through a New Lending Office, would be entitled to receive (without regard to this subsection (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of subsection (e) above.

         6.6 Authorization to Make Revolving Loans. Agent and Lenders are authorized to make the Revolving Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or Borrowers' Agent or other authorized person or, at the discretion of Agent, if such Revolving Loans are necessary to satisfy any Obligations then due and payable. All requests for Revolving Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Revolving Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or Borrowers' Agent or in accordance with the terms and conditions of this Agreement.

         6.7 Use of Proceeds. All Revolving Loans made or Letter of Credit Accommodations provided to or for the benefit of Borrowers pursuant to the provisions hereof shall be used by Borrowers only for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and for general operating, working capital and other proper corporate purposes of Borrowers (including, without limitation, to finance acquisitions as permitted in Sections 9.10(d) and 9.10(l) hereof and other uses permitted herein) not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended, except, that, Borrowers may use proceeds of Revolving Loans to purchase shares of the Capital Stock of Parent so long as any such purchase (x) does not constitute or otherwise cause a violation of Regulation U and (y) is otherwise is in compliance with the terms and provisions hereof.

         6.8 Pro Rata Treatment. Except to the extent otherwise provided in this
Agreement: (a) the making and conversion of Revolving Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Revolving Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.9 Sharing of Payment, Etc.

         (a) Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrowers at any of its offices, in dollars or in any other currency, against any principal of or interest on any Revolving Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrowers' Agent and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

         (b) If any Lender (including Agent) shall obtain from any Borrower or Obligor payment of any principal of or interest on any Revolving Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker' s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Revolving Loans or more than its share of such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Revolving Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

         (c) Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Revolving Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

         (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         6.10 Settlement Procedures.

         (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Revolving Loans requested or charged to any Borrower' s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Revolving Loans.

         (b) With respect to all Revolving Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Revolving Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by Lender after 12:00 p.m. New York time, then such Lender shall make settlement transfer by no later than 3:00 p.m. New York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Revolving Loans is more than such Lender's Pro Rata Share of the outstanding Revolving Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Revolving Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Revolving Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Revolving Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata

Share of the Revolving Loans to the extent such Revolving Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when Lenders will actually advance and/or be repaid such Revolving Loans, interest with respect to Revolving Loans shall be allocated by Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

         (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Loans by Borrowers, Agent may apply such amounts repaid directly to any amounts made available by any Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Revolving Loan, prior to Agent's disbursement of such Revolving Loan to any Borrower. In such event, all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Revolving Loan hereunder.

         (d) If Agent is not funding a particular Revolving Loan to a Borrower pursuant to this Section 6.10 on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Revolving Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not obligated to, cause a corresponding amount to be made available to Borrowers on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to a Borrower shall, for all purposes hereof, be a Revolving Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrowers' Agent of such failure and such Borrower shall immediately pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrowers' Agent's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Revolving Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent


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for the Defaulting Lender' s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including, principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or any Obligor of their duties and obligations hereunder.

         (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.11 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.        COLLATERAL REPORTING AND COLLATERAL COVENANTS

         7.1 Collateral Reporting.

         (a) Borrowers or Borrowers' Agent shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

         (i) daily, reports, in form and substance satisfactory to Agent, on Permitted Investments, to the extent such Permitted Investments are to be included in the calculation of Excess Availability and Excess and Suppressed Availability.

         (ii) So long as Excess Availability shall be greater than $50,000,000, then, as soon as possible at the end of each fiscal month (but in any event within ten (10) days after the end thereof), (A) perpetual inventory reports in substantially the form set forth as Exhibit 7.1 hereto, with such modifications as Agent shall request from time to time, (B) reports of sales of Inventory, returns, and aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes), and (C) markdown reports by categories of Inventory, setting forth the original Cost, original retail sales price prior to any markdowns and the Retail Sales Price and (D) a report with respect to loans by Borrowers and Obligors to FSC permitted under


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Section 9.10(k) hereof, which report shall detail the outstanding amount of such loans as of the close of business for each calendar day of the preceding month, or if Excess Availability is equal to or less than $50,000,000 during the preceding week; provided, that, in the event that Excess Availability shall be equal to or less than $50,000,000 for two (2) consecutive Business Days, then, the reports required pursuant to this clause (ii) shall be delivered to Agent on Tuesday of each week for the immediately preceding week ending on the close of business on Saturday of that week, (or more frequently as Agent may request), and in the event that weekly reporting is in effect, in the event that Excess Availability shall be greater than $50,000,000 for ten (10) consecutive Business Days monthly reporting shall be reinstituted at the discretion of the Agent;

         (iii) At all times on and after Borrower's Agent has requested Credit Card Receivable Availability, on Tuesday of each week for the immediately preceding week ending on the close of business on Saturday of that week or more frequently as Agent may request, a report of credit card sales during such week, including the amount of the chargebacks, fees and credits issued during such week and providing an aging of Credit Card Receivables identifying those outstanding more than five (5) Business Days since the sale date giving rise thereto;

         (iv) as soon as possible at the end of each fiscal month (but in any event within ten (10) days after the end thereof) or more frequently, as Agent may request, (A) inventory aging reports by category (including identifying Inventory at locations owned and operated by third parties or on consignment),
(B) a report of (i) all store openings and closings which occurred in the month just ended and (ii) projected store openings and closings for the current month,
(C) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, consolidators and other third parties from time to time in possession of any Collateral), and (D) a certificate from the chief financial officer of Borrowers' Agent (1) representing that Borrowers have made payment of sales and use taxes during such month or, at Lender's request, other evidence of such payment and (2) reporting each dispute in an amount equal to or in excess of $500,000 with any lessor or other third party operator of locations where Collateral is located (the report should indicate the amount of the dispute and whether reserves (and the amount thereof) are set aside therefor);

         (v) upon Agent's reasonable request, (A) copies of deposit slips and bank statements, (B) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrowers, and (C) the monthly statements received by any Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements;

         (vi) no later than one (1) month after the commencement of any fiscal year of Parent, a report indicating all of the Inactive Subsidiaries dissolved during the immediately preceding fiscal year; and

         (vii) such other reports as to the Collateral as Agent shall request from time to time.

         (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports,


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

and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Accounts Covenants.

         (a) Borrowers shall notify Agent promptly of: (i) any notice of a material default by any Borrower or Retail Store Subsidiary under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower or Retail Store Subsidiary.

         (b) Each Borrower shall notify Agent promptly of the assertion of (i) any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $7,500,000 in any one case or $15,000,000 in the aggregate and
(ii) all material adverse information relating to the financial condition of any material trade account debtor, retail account debtors (taken as a whole), Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower's or Retail Store Subsidiary's business in accordance with the current practices of such Borrower as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, or Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

         (c) With respect to each Account: (i) no payments shall be made thereon except payments delivered to Agent pursuant to the terms of this Agreement, (ii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and additionally with respect to Credit Card Receivables in accordance with the practices of the related Credit Card Issuer, Credit Card Processor or other Obligor thereon as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such obligor applicable to its similarly situated customers generally and unrelated to the circumstances of Borrowers and Retail Store Subsidiaries, (iii) none of the transactions giving rise thereto will violate in any material respect any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

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

         (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         (e) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors, Credit Card Issuers, Credit Card Processors or any other obligor in respect of any Receivables that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, Credit Card Issuers, Credit Card Processors or other obligors in respect of any Receivables to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for Agent's failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and each Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall and Parent shall cause each Obligor and Additional L/C Debtor to at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory at least once each year (at which representatives of Agent may be present) and at such time or times as is consistent with current practices as of the date hereof, but at any time or times as Agent may request on or after an Event of Default in accordance with clause (e) below, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrowers which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrowers shall, at their expense, so long as Excess Availability shall be greater than $50,000,000, no more than two (2) times in any calendar year and if Excess Availability shall be equal to or less than $50,000,000 at the end of any calendar month, no more than three (3) times in any calendar year, but at any additional time or times as Agent may request at Lenders' expense, or at any time or times as Agent may request at Borrowers' expense on or after an Event of Default and during the continuance thereof, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope


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

and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent and Lenders are is expressly permitted to rely; (e) after the occurrence and during the continuance of an Event of Default, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent, the results of which shall be reported directly by such inventory counting service to Agent and Borrowers shall promptly deliver confirmation in a form satisfactory to Agent that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrower's inventory records; (f) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers to repurchase such Inventory except for the right of return given to retail customers of Borrowers in the ordinary course of the business of Borrowers in accordance with the then current return policy of Borrower; (i) Borrowers shall keep the Inventory in good and marketable condition; and (j) Borrowers shall not acquire or accept any Inventory on consignment or approval, except for the sale of jewelry and shoes in Retail Store Subsidiaries of Catherines to the extent such Inventory is reported to Agent in accordance with the terms hereof.

         7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrowers and Obligors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with all applicable laws; (c) Borrowers and Obligors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment replaced, repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles or other portable Equipment used by or for the benefit of Borrowers and Obligors in the ordinary course of business and except for sales, dispositions or other transactions permitted under this Agreement; and (d) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Bills of Lading and Other Documents of Title. With respect to Inventory in transit to premises of a customs broker in the United States or premises of Borrowers in the United States of America, after the occurrence and during the continuance of an Event of Default, (a) Borrowers shall cause all bills of lading and other documents of title relating to goods being purchased by it which are outside the United States and in transit to such premises to name Borrowers as consignee, unless and until Agent may direct otherwise; (b) at such time and from time to time as Agent may direct, Borrowers shall cause Agent or such other financial institution or other person as Agent may specify to be named as consignee; (c) without limiting any other rights of Agent or any Lender hereunder, Agent shall have the right to endorse and negotiate on behalf of , and as attorney-in-fact for, Borrowers any bill of lading or other


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

document of title with respect to such goods naming Borrowers as consignee to Agent; (d) there shall be three (3) originals of each of such bill of lading or other document of title which unless and upon Agent's direction, shall be delivered as follows: (i) one (1) original to such customs broker as Borrowers may specify (so long as Agent has received a Collateral Access Agreement duly executed and delivered by such customs broker), and (ii) two (2) originals to Agent or to such other person as Agent may designate for such purpose; (e) Borrowers shall obtain a copy (but not the originals) of such bill of lading or other documents of title from the customs broker and (f) Borrowers shall cause all bills of lading or other documents of title relating to goods purchased by Borrowers which are outside the United States and in transit to the premises of Borrowers or the premises of a customs broker in the United States to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code.

         7.6 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; (ix) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in such Borrower's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (x) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities


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arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.7 Right to Cure. Agent may, at its option, after notice to Borrowers' Agent (and so long as Borrowers have not taken such action within five (5) days after such notice, unless Agent determines in good faith that under the circumstances it must act sooner), (a) cure any default by any Borrower or Obligor under any material agreement with a third party which affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of such Borrower or Obligor to perform its obligations under the other Financing Agreements, (b) pay any or bond on appeal any judgment entered against any Borrower or Obligor, (c) discharge taxes, Liens, at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers or Obligors. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.8 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of Borrowers premises and Parent shall cause each Obligor to permit Agent to have complete access to all of such Obligor 's premises during normal business hours and after notice to Borrowers' Agent, or at any time and without notice to Borrowers, Obligors or Borrowers' Agent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and (b) Borrowers and Obligors shall promptly furnish or cause to be furnished to Agent such copies of such books and records or extracts therefrom as Agent may reasonably request, and (c) Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's or Obligor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (provided, that, Borrowers shall and Parent shall cause Obligors to make such personnel, equipment, supplies and premises available to Lender or its designee in such manner so as to minimize any interference with the operations of Borrowers and Obligors) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.        REPRESENTATIONS AND WARRANTIES

         Borrowers hereby, jointly and severally, represent and warrant to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Revolving Loans and providing Letter of Credit Accommodations by Agent and Lenders to Borrowers.

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         8.1 Corporate Existence, Power and Authority; Subsidiaries. Except as
set forth on Omnibus Schedule 7, each Borrower, Obligor and each other Subsidiary of Parent (other than Inactive Subsidiaries), is a corporation, limited liability company or partnership duly organized and in good standing under the laws of its state or jurisdiction of formation and is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary and where the failure to so qualify or be in good standing has or has a reasonably likelihood of having a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements, and the transactions contemplated hereunder and thereunder are all within each Borrower's and Obligor's powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's or any other Obligor's certificate of incorporation, formation, operating or partnership agreement, by-laws, or other organizational documentation. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated thereby (a) are not in contravention of the terms of any indenture, or mortgage, agreement or other undertaking to which any Borrower, Obligor or other Subsidiary of Parent is a party or by which any Borrower, Obligor, or other Subsidiary of Parent or its respective properties are bound where the Indebtedness, obligations or other liability of such Borrower, Obligor or other Subsidiary of Parent or the value of the respective properties bound thereby equals or exceeds $10,000,000 or (b) result in, require or give rise to the creation or imposition of any Lien upon any property of Borrowers, Obligors or other Subsidiaries of Parent under any agreement or otherwise (other than in favor of Agent pursuant to the terms of the Financing Agreements). This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any Subsidiaries except as set forth on Omnibus Schedule 1.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers or any other Subsidiary of Parent which have been or may hereafter be delivered by Borrowers to Agent and Lenders have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and the results of operation of Borrowers and such Obligors as at the dates and for the periods set forth therein. Except as disclosed in
Schedule 8.2 hereto, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrowers or any Obligor furnished by Borrowers to Agent prior to the date of this Agreement.

         8.3 Collateral Locations. Each Borrower and each Borrower's and Obligor's Records concerning Accounts are located only at the addresses set forth for such Borrower or Obligor on Omnibus Schedule 2 hereto, subject to the right of any Borrower or other Obligor to establish new locations in accordance with Section 9.2 below. Omnibus Schedule 2 hereto correctly identifies as of the date hereof any of such locations which are not owned by Borrowers or Obligors and sets forth the owners and/or operators thereof.

         8.4 Priority of Liens' Title to Properties. The Liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and, except as otherwise specifically consented to in writing by Agent, perfected first priority Liens in and upon the Collateral and other property which is security for the Obligations subject only to the Permitted


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Liens. Each Borrower and Obligor has good and marketable title to all of its respective properties and assets subject to no Liens or charges of any kind, except those granted to Agent and such others as are specifically listed on Omnibus Schedule 13 hereto or permitted under Section 9.8 hereto.

         8.5 Tax Returns. Each of Borrowers and the other Subsidiaries of Parent has filed, or caused to be filed, in a timely manner prior to the expiration of all properly filed extensions all tax returns, reports and declarations which are required to be filed by it, except as set forth in Omnibus Schedule 16 hereto or unless in respect of a Retail Store Subsidiary any such failure to timely file any such tax returns, reports or declarations would not have a Material Adverse Effect. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each of Borrowers and the other Subsidiaries of Parent has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, as to which non-payment thereof would result in a Material Adverse Effect, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to, as applicable, Borrowers or the other Subsidiaries of Parent and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Borrower and Retail Store Subsidiary has collected and deposited in a separate bank account or remitted to the appropriate tax authority when due all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof or any other jurisdiction, including any State in which such Borrower or Retail Store Subsidiary owns any Inventory or owns or leases any other property.

         8.6 Litigation. Except as set forth on Omnibus Schedule 8 hereto, there is no present investigation by any Governmental Authority pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, Obligor or any Subsidiary of any Borrower or Obligor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's knowledge threatened, against any Borrower, Obligor, or any Subsidiary of any Borrower or Obligor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower, Obligor, or any Subsidiary of any Obligor has had or has a reasonable likelihood of having a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws.

         (a) None of Borrowers, Obligors or other Subsidiaries of Parent is in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default has had or has a reasonable likelihood of having a Material Adverse Effect. Each Borrower and the other Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws where the failure to comply has had or has a reasonable likelihood of having a Material Adverse Effect.

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

         (b) Each Borrower and other Subsidiary of Parent has obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority (the "Permits") required for the lawful conduct of its business where the failure to obtain such Permit has had or is reasonably likely to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which revocation, cancellation, suspension or modification has had or is reasonably likely to have Material Adverse Effect.

         8.8 Environmental Compliance.

         (a) Except as set forth on Omnibus Schedule 11 hereto, Borrowers, Obligors and other Subsidiaries of Parent have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, certificate, approval or similar authorization or other Permit thereunder where such violation would have a Material Adverse Effect and the operations of Borrowers and Obligors comply in all respects with all Environmental Laws and all licenses, certificates, approvals and other Permits where the failure to so comply would have a Material Adverse Effect.

         (b) Except as set forth on Omnibus Schedule 11 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower's and Obligor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower, Obligor or other Subsidiary of Parent or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects or has a reasonable likelihood of affecting such Borrower or Obligor or its business, operations or assets or any properties at which such Borrower or Obligor has transported, stored or disposed of any Hazardous Materials which, in any case, has had or has a reasonable likelihood of having a Material Adverse Effect.

         (c) Borrowers, Obligors and other Subsidiaries of Parent have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which has had or has a reasonable likelihood of having a Material Adverse Effect.

         (d) Borrowers, Obligors and their Subsidiaries have all licenses, certificates, approvals or similar authorizations and other Permits required to be obtained or filed in connection with the operations of Borrowers, Obligors and their Subsidiaries under any Environmental Law where the failure to obtain such licenses, certificates or similar authorizations and other Permits has had or has a reasonably likelihood of having a Material Adverse Effect and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

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         8.9 Employee Benefits.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of each Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. No Borrower nor any of its ERISA Affiliates have ever maintained or been required to contribute to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code.

         (b) There are no pending, or to the best of any Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which would result in a liability to Borrowers in excess of $5,000,000.

         (c) No ERISA Event has occurred or is reasonably expected to occur which would result in a liability in excess of the Threshold Amount.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 5.4 hereof.

         8.11 Intellectual Property. Each Borrower and Obligor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted where the failure to have the right to use such Intellectual Property has had or is reasonably likely to have a Material Adverse Effect. As of the date hereof, each Borrower and Obligor does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights where the failure to have such rights has had or is reasonably likely to have a Material Adverse Effect. To the best of each Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by each Borrower and Obligor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting each Borrower and Obligor contesting its right to sell or use any such Intellectual Property which if adversely determined would have or would be reasonably likely to have a Material Adverse Effect.
Schedule 8.11 sets forth all of the agreements or other arrangements of Borrowers and Obligors pursuant to which such Person(s) has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such


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Borrower or Obligor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by such Borrower or Obligor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by such Borrower or Obligor which is owned by another person, or owned by such Borrower or Obligor subject to any Lien in favor of any person other than Agent, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto.

         8.12 Capitalization.

         (a) The issued and outstanding shares of Capital Stock of each Borrower (other than Parent and FB Apparel) are directly and beneficially owned and held by Parent, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, Liens of any kind, except as disclosed in writing to Agent. FB Clothing, Inc., which is a US Subsidiary, is the beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of FB Apparel. Each of the Additional L/C Debtors is a direct or indirect Subsidiary of Parent.

         (b) Borrowers and Obligors, taken as a whole, are solvent and will continue to be solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder, are able to pay their debts as they mature and have (and has reason to believe they will continue to have) sufficient capital (and not unreasonably small capital) to carry on their business as and all businesses in which they are about to engage. The assets and properties of Borrowers and Obligors at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Borrowers and Obligors, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or mature liability.

         8.13 Labor Disputes.

         (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrowers and Obligors and any union, labor organization or other bargaining agent in respect of the employees of Borrowers and Obligors on the date hereof.

         (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or any Obligor or, to the best of each Borrower's knowledge, threatened against it or any Obligor, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Obligor or, to best of each Borrower' s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Obligor or, to the best of each Borrower's knowledge, threatened against Borrower or any Obligor, which, in either case, has had or has a reasonable likelihood of resulting in a Material Adverse Effect.

         8.14 Corporate Name' Prior Transactions. No Borrower or Obligor (other than a Retail Store Subsidiary) has, during the past five years, been known by or used any other


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corporate or fictitious name (other than as set forth in Schedule 8.11 hereto)
or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except for the acquisition of Catherines and its Subsidiaries, Modern Woman Holdings, Inc. and its Subsidiaries, and LBH, Inc. and its Subsidiaries and as otherwise set forth in Schedule 8.14 hereof.

         8.15 Inactive Subsidiaries. Each of the Inactive Subsidiaries (a) has no material business operations and assets or (b) has been or is in the process of being or will be dissolved.

         8.16 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrowers and Obligors permitted hereunder and the other Financing Agreements, the Purchase Agreements and the Securitization Documents, there are no contractual or consensual restrictions on any Borrower, Obligor or any of its Subsidiaries (other than the Foreign Subsidiaries) which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between such Borrower or Obligor and any of their respective Subsidiaries except for restrictions on the transfers of funds from Financing Subsidiaries other than FSC to Borrowers and Obligors or
(ii) between any Subsidiaries of such Borrower or Obligor or (b) the ability of any Borrower or Obligor or any of their respective Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.17 Material Contracts. Schedule 8.17 hereto sets forth all Material Contracts to which any Borrower or Obligor is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. No Borrower or Obligor is in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract where such default or termination would have or is reasonably likely to have a Material Adverse Effect.

         8.18 Credit Card Agreements. Set forth in Schedule 8.18 hereto is a correct and complete list, as of the date hereof, of (a) all of the Credit Card Agreements, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by any Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.18 hereto or with whom such Borrower has entered into a Credit Card Agreement in accordance with
Section 8.18 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower' s and Obligor's knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing which would have the reasonable likelihood of having a Material Adverse Effect. Each Borrower and the other parties


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thereto have complied with all of the terms and conditions of the Credit Card
Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder.

         8.19 Interrelated Businesses. Borrowers, Obligors and the other Subsidiaries make up a related organization of various entities which share an identity of interests such that any benefit received by any of them benefits the others. Each Borrower and the other Subsidiaries (a) render services to or for the benefit of the other Borrowers and other Subsidiaries, (b) make loans and advances and provide other financial accommodations to or for the benefit of the other Borrowers and the other Subsidiaries of Parent (including, inter alia, the payment and/or guaranties by Borrowers, Obligors and the other Subsidiaries of Indebtedness of the other Borrowers and the other Subsidiaries), and (c) provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and the other Subsidiaries of Parent. Borrowers and the other Subsidiaries of Parent have centralized accounting and legal services. The Additional L/C Accommodations are opened solely for the purpose of (i) with respect to the Additional L/C Debtors other than CS Insurance Ltd., acquiring Inventory by Borrowers for ultimate resale in the Retail Stores and (ii) with respect to CS Insurance Limited, providing insurance services for the Apparel Group. Nothing contained in this Section 8.19 should be construed or imply that Borrowers and their Subsidiaries are not separate legal entities.

         8.20 CS Securitization Undertakings. As of the date hereof, the aggregate amount of outstanding loans and advances made by Borrowers and Obligors to FSC pursuant to CS Securitization Undertakings is zero (-0-).

         8.21 Accuracy and Completeness of Information. All information furnished by or on behalf of each Borrower and Obligor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Omnibus Schedules is true and correct in all material respects on the date as of which such information is dated or certified and does not knowingly omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing.

         8.22 Survival Of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Each Borrower shall and Parent shall cause each Obligor, and each other Financing Subsidiary and Foreign Subsidiary to at all times preserve, renew and keep in full force and effect (a) its rights and franchises as a corporation, limited liability company or partnership where the failure to do so would have a reasonable likelihood of


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having a Material Adverse Effect and (b) its existence subject to Section 9.7(c)
hereof. Each Borrower, Obligor and other Subsidiary of Parent (other than Inactive Subsidiaries) shall at all times maintain in full force and effect all Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted where the failure to so maintain the same would have a reasonable likelihood of having a Material Adverse Effect. Each Borrower shall, and Parent shall cause each, Obligor and Additional L/C Debtor to give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall accordingly set forth the new name and each Borrower, Obligor and Additional L/C Debtor, as the case may be, and Agent shall have received a copy of the amendment to the formation of such Person, as the case may be, providing for the name change certified by the Secretary of State of the jurisdiction of formation of such Person, as the case may be, as soon as it is available. Additionally, no Borrower shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one), unless Agent shall have received not less than thirty
(30) days ' prior written notice from such Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Obligor shall change its type of organization, jurisdiction of organization or other legal structure without thirty (30) days prior written notice to Agent of any such proposed change and subject to Agent' s receipt of each of such agreements, guaranties, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral and other property which is security for the Obligations.

         9.2 New Collateral Locations. Any Borrower or Obligor may only open any new location within the continental United States provided (a) Borrowers' Agent gives Agent ten (10) days prior written notice of the intended opening of any such new location and (b) Agent receives such agreements, guaranties, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral and other property which is security for the Obligations at such location, executed (i) with respect to any new location of any Borrower, by such Borrower, (ii) with respect to any new location of a Retail Store operated by a Retail Store Subsidiary, by such Retail Store Subsidiary, and (iii) with respect to a new location of any Obligor, by such Obligor.

         9.3 Compliance with Laws, Regulations, Etc.

         (a) Each Borrower shall, and Parent shall cause each Obligor and each other Subsidiary of Parent to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws where the failure to do so, individually or in the aggregate, has or has a reasonable likelihood of having a Material Adverse Effect.

         (b) Each Borrower shall and Parent shall cause each Obligor and each other Subsidiary of Parent to establish and maintain, at its expense, a system to assure and monitor its continued compliance in all material respects with all applicable Environmental Laws in all of its


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

operations. Each Borrower, Obligor and other Subsidiary of Parent shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

         (c) Each Borrower shall and Parent shall cause each Obligor and each other Subsidiary of Parent to give both oral and written notice to Agent immediately upon such Person's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Person or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects such Person or its business, operations or assets or any properties at which such Borrower, Obligor and other Subsidiary of Parent transported, stored or disposed of any Hazardous Materials where such matter has had or has a reasonable likelihood of having a Material Adverse Effect.

         (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower, Obligor or Foreign Subsidiary in order to avoid any material non-compliance, with any Environmental Law which material non-compliance or condition has had or is reasonably likely to have a Material Adverse Effect, such Borrower shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where such Person's non-compliance or alleged reasonably non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or Person's response thereto or the estimated costs thereof, shall change in any material respect.

         (e) Borrowers shall indemnify and hold harmless Agent and Lenders and their respective, directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans, other than such loss, claim, liability, damage, cost or expense as a result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         (f) For purposes of Section 9.3(b), (c) and (d) hereof, the term "other Subsidiary of Parent" shall not include any of the Financing Subsidiaries.

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         9.4 Payment of Taxes and Claims. Each Borrower shall, and Parent shall cause each Obligor and other of its other Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books and except in the case of taxes owed by Retail Store Subsidiaries where the failure to pay such taxes would not result in a liability which would exceed the Threshold Amount. Each Borrower shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower agrees to indemnify and hold Agent and Lenders harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Revolving Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Each Borrower shall, and Parent shall cause each Obligor and each other Subsidiary of Parent (other than the Financing Subsidiaries), to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if Borrowers fail to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower or any of its Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Financial Statements and Other Information.

         (a) Each Borrower shall, and Parent shall cause each Obligor and each of its other Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral, other property which is


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

security for the Obligations and the business of such Person (if any) in accordance with GAAP and Borrowers' Agent shall furnish or cause to be furnished to Agent:

         (i) if Excess Availability shall be equal to or less than $50,000,000 at the end of any fiscal month, then within thirty-five (35) days after the end of such fiscal month, monthly unaudited consolidated financial statements for Parent and its consolidated Subsidiaries including, without limitation, consolidated financial statements for all of the Retail Store Subsidiaries as a whole (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal month and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Parent and such Subsidiaries were in compliance with the covenant set forth in Section 9.17 hereof for such month; provided, that, no financial statements shall be required to be furnished for the month of February of each fiscal year, so long as the financial statements due in respect of the month of March of such fiscal year are prepared for the first two fiscal months of such fiscal year,

         (ii) if Borrowers are not delivering financial statements to Agent pursuant to clause (i) above, then within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements for Parent and its consolidated Subsidiaries including, without limitation, consolidated financial statements for all of the Retail Store Subsidiaries as a whole (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal quarter and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such quarter, whether Parent and such Subsidiaries were in compliance with the covenant set forth in Section 9.17 hereof for such quarter, and

         (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries, including the other Borrowers, as of the end of and for such fiscal year, together with the opinion (which does not contain a "going concern" or other similar exception) of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its consolidated Subsidiaries, as of the end of and for the fiscal year then ended.

         (b) Borrowers' Agent shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Inventory having a cost of $5,000,000 or more or which would otherwise adversely affect the Collateral or any other property which is security for the Obligations in any material respect or which would result


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in any material adverse change in the consolidated business, properties, assets, goodwill or condition, financial or otherwise of the Apparel Group and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         (c) Borrowers' Agent shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Parent or any other Borrower sends to its stockholders generally and copies of all reports and registration statements which Parent or any other Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

         (d) Borrowers' Agent shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and any other property which is security for the Obligations and the consolidated business of the Apparel Group, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers or any other Obligor to any court or other government agency or to any participant or assignee or prospective participant or assignee, subject to the confidentiality provisions of Section 13.6 hereof. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of Parent or any of the other Borrowers or any other Obligor and any reports or management letters prepared by such accountants or auditors on behalf of Parent or any of Borrowers and to disclose to Agent such information as they may have regarding the business of Parent or any of the other Borrowers or any other Obligor. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except for any longer period as otherwise designated by Borrowers' Agent to Agent in writing.

         (e) Borrowers' Agent shall promptly notify Agent in writing in the event that FSC shall fail to (i) make settlements on each Business Day (except for delays arising from force majeure, in which case such failure to make settlements on each Business Day shall not continue for more than one (1) Business Day) with respect to amounts owed to CS Delaware under the C.D. Credit Plan Agreement (ii) remit to CS Delaware all funds its receives in respect of amounts owed to CS Delaware pursuant to the C.D. Credit Plan Agreement no later than the same Business Day it receives such funds.

         9.7 Sales of Assets, Consolidation, Merger, Dissolution, Etc. No Borrower shall and Parent shall cause each Obligor and each other Subsidiary of Parent not to:

         (a) merge into or with or consolidate with any other Person (other than a Borrower or Obligor, including, without limitation, a Retail Store Subsidiary except that no Financing Subsidiary or Foreign Subsidiary may merge into or consolidate with any Borrower or Obligor) or permit any other Person (other than a Borrower or Obligor) to merge into or with or consolidate with it, except (i) for the merger or consolidation of any other Person not a Borrower or Obligor (except a Financing Subsidiary) into a Borrower or Obligor, with such Borrower or Obligor being the surviving entity of such merger or consolidation as to which Agent has given its prior written consent thereto, which consent will not be unreasonably withheld and (ii) (A) Inactive Subsidiaries may merge into or with or consolidate with each other, (B) Financing


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

Subsidiaries may merge into or with or consolidate with any other Financing Subsidiaries except no other Financing Subsidiary may merge or consolidate with FSC, and (C) Foreign Subsidiaries may merge into or with or consolidate with each other; or

         (b) sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets to any other Person, except for

         (i) (A) sales of Inventory by Borrowers and Obligors in the ordinary course of business, (B) dispositions of assets by Financing Subsidiaries contemplated by Qualified Securitization Transactions substantially consistent with current practices in effect immediately prior to the date hereof, and (C) dispositions of assets by Foreign Subsidiaries in the ordinary course of business consistent with current practices in effect immediately prior to the date hereof;

         (ii) the disposition of worn-out or obsolete Equipment in the ordinary course of business or Equipment no longer used or useful in the business so long as (A) no Default or Event of Default shall exist or have occurred and be continuing as of the date of such sale or other disposition and after giving effect thereto and (B) to the extent a Cash Dominion Event (other than an Event of Default) exists, any net proceeds are paid to Agent, to be applied to the outstanding principal amount of Revolving Loans, which amounts may be reborrowed;

         (iii) the sale, lease or other disposition of Equipment (not subject to Sections 9.7(b)(ii) or (b)(iv) hereof) or Real Property to a Person who is not a Borrower or Obligor, in the ordinary course of business so long as (A) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) such sales do not involve Equipment or Real Property having an aggregate fair market value in excess of $10,000,000 for all such Equipment and Real Property disposed of in any fiscal year of Borrowers, and (C) to the extent a Cash Dominion Event (other than an Event of Default) exists, any net proceeds are paid to Agent, to be applied to the outstanding principal amount of Revolving Loans, which amounts may be reborrowed;

         (iv) sales or other dispositions by Borrowers or Retail Store Subsidiaries of assets in connection with the closing or sale of a Retail Store location of any Borrower or Retail Store Subsidiary in the ordinary course of such Borrower's or Retail Store Subsidiary's business which consist of leasehold interests in the premises of such store, the Equipment, Inventory and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, in any calendar year, Borrowers and Retail Store Subsidiaries shall not have closed or sold Retail Store locations accounting for more than five (5%) percent of all sales of Borrowers and Retail Store Subsidiaries in the immediately preceding twelve (12) month period, (B) to the extent not already identified in the most recent report provided to Agent in accordance with Section 7.1(a)(iv) hereof, prior to any such sale or disposition, Agent shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request provided that, Borrowers shall not be obligated to report a sale of trade fixtures in connection with the closure of any Retail Store Subsidiary so long as the aggregate fair market value of any such trade fixtures is less than or equal to $10,000 per Retail Store Subsidiary, (C)


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

as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (D) to the extent a Cash Dominion Event (other than an Event of Default) exists, any and all net proceeds payable or delivered to such Borrower or Retail Store Subsidiary in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent, for application to the outstanding principal amount of the Revolving Loans, which may be reborrowed;

         (v) dispositions by any Borrower or any Obligor of any property to any other Borrower or any other Obligor;

         (vi) dispositions of the Permitted Investments and other investments permitted under Section 9.10 hereof; or

         (vii) the transfer of the Indiana Real Property to Greencastle Subsidiary; and (c) wind up, liquidate or dissolve, except, that, any Retail Store Subsidiary, any Inactive Subsidiary, any Financing Subsidiary, or any Obligor may wind up, liquidate or dissolve, provided, that, each of the following conditions is satisfied as determined by Agent: (i) no Borrower or Obligor shall assume any obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the Subsidiary which is winding up, liquidating or dissolving, except with respect to the dissolution of any Subsidiary other than a Financing Subsidiary to the extent of the value of the actual assets transferred to such Borrower or Obligor in connection with such winding-up, dissolution or liquidation, (ii) all assets of the Subsidiary which is winding up, liquidating or dissolving shall be promptly distributed to its shareholders or partners, as the case may be, and (iii) on the date of and after giving effect to any such winding-up, dissolution or liquidation, no Event of Default shall exist or have occurred and be continuing; or

         (d) agree to do any of the foregoing.

Notwithstanding anything to the contrary set forth in this Section 9.7, Excluded Subsidiaries do not have to comply with the covenants set forth herein so long as Excess and Suppressed Availability shall be greater than $50,000,000 (i) on the date that such Excluded Subsidiary does any of the foregoing and (ii) after giving effect to any such Excluded Subsidiary's action.

         9.8 Encumbrances. No Borrower shall and Parent shall cause each Obligor and each other Subsidiary of Parent not to, create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral or other property which is security for the Obligations, except:

         (a) the security interests and liens of Agent for itself and the benefit of Lenders;

         (b) Liens securing the payment of taxes which are either (i) not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower or Obligor and with respect to which adequate reserves have been set aside on its books, provided, that, in the event that a tax Lien is filed of record and has priority over the Liens of Agent as to the property or assets that are the subject of


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

the applicable tax Lien, Agent shall establish a Reserve equal to the amount secured by such Lien unless, the Required Lenders determine otherwise;

         (c) non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of any Borrower's or Obligor's business to the extent: (i) such Liens secure Indebtedness which is not overdue,
(ii) such Liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer and are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Obligor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books, (iii) non-payment thereof would not result in a Material Adverse Effect;

         (d) purchase money security interests in Equipment (including Capital Leases) existing as of the date hereof and listed in Omnibus Schedule 13 hereto to secure Indebtedness permitted under Section 9.9(d) hereof, so long as such security interests do not apply to any property of any Borrower or Obligor other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired;

         (e) Intentionally Deleted;

         (f) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property, pledges of Capital Stock acquired by any Borrower or Obligor in accordance with Section 9.10(d)(ii) hereof, and liens on Excluded Collateral to secure Indebtedness permitted under
Section 9.9(e) hereof, so long as each of following conditions is satisfied: such purchase money security interests and mortgages do not apply to any property of such Borrower, Obligor other than the Equipment, or Real Property being purchased, or in the case of an acquisition of Capital Stock of a Person permitted pursuant to Section 9.10(d)(ii) hereof, a lien on the Capital Stock of the Person so acquired, as permitted in Section 9.10(d)(ii)(E) and the Indebtedness secured thereby does not exceed the cost of the Equipment, Real Property or Capital Stock so acquired, as the case may be, and if requested by Agent, a Collateral Access Agreement, in form and substance satisfactory to Agent is obtained from the third person in favor of whom any such lien is granted , which agreement may among other things permit Agent and Lenders to use any such assets or enter any such premises, as the case may be and contain a confirmation that such third party lender only has a lien or security interest in the property acquired with the proceeds of such Indebtedness;

         (g) deposits of cash to secure the performance of bids, trade contracts (other than for borrowed money), freight and customs duties, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with the current practices of Borrowers and Obligors as of the date hereof; provided, that, such deposit of cash is the only security for Borrowers' and Obligors' performance thereunder;

         (h) Liens to secure Refinancing Indebtedness to the extent permitted in
Section 9.9 hereof;

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

         (i) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of any Borrower, or Obligor as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

         (j) pledges and deposits of cash by any Borrower or Obligor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrowers as of the date hereof;

         (k) liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to any Borrower or Obligor in accordance with the practices of the related Credit Card Issuer, Credit Card Processor or other obligor thereon as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such obligor applicable to its similarly situated customers generally and unrelated to the circumstances of the Borrowers or otherwise, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

         (l) mortgages on the Indiana Real Property granted by the owner of such property in favor of a third party other than an Affiliate of Borrowers, so long as each of the following conditions is satisfied in the determination of Agent:
(A) so long as any such mortgage does not apply to any property of Borrowers or Obligors other than the Indiana Real Property, and (B) Agent shall have received a Collateral Access Agreement (the terms of which shall include the right of the Agent to cure defaults under such agreements), duly executed by such new lender, and in form and substance satisfactory to Agent;

         (m) Liens (i) created by a Retail Store Subsidiary in favor of a Borrower or Obligor to secure advances or financial accommodations made by such Borrower or Obligor for purposes of opening and operating Retail Stores operated by such Retail Store Subsidiary or (ii) Liens created by Catherine's Inc. in favor of Catherines to secure the Indebtedness arising under the Amended and Restated Subordinated Promissory Note, dated January 31, 2000, in the principal amount of $48,999,196.90 made by Catherines, Inc. in favor of Catherines (and assigned by Catherines to Catherines of Nevada, Inc.); which Liens, in each case, are subordinated in favor of and assigned to Agent pursuant to the Financing Agreements;

         (n) Liens on the cash surrender value of the life insurance policies referred to in Section 9.9(k) hereof in favor of the issuer of such life insurance policies in connection with the Indebtedness permitted in accordance with Section 9.9(k) hereof;

         (o) Liens listed on Omnibus Schedule 13 hereto;

         (p) the liens of Parent on the assets of LB, to secure the Indebtedness of LB to Parent permitted under Section 9.9(r) hereof;

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

         (q) the liens of CSIC on the assets of LB, to secure the Indebtedness of LB to CSIC permitted under Section 9.9(s) hereof; and

         (r) encumbrances in connection with an acquisition permitted pursuant to Section 9.10(d) hereof.

Notwithstanding anything to the contrary set forth in this Section 9.8, Excluded Subsidiaries do not have to comply with the covenants set forth in this Section so long as Excess and Suppressed Availability shall be greater than $50,000,000
(i) on the date that such Excluded Subsidiary grants any lien or encumbrance, and (ii) after giving effect to the grant of any such lien or encumbrance by any Excluded Subsidiary, provided, that, the foregoing Section shall not in any event apply to the granting of a lien or encumbrance by any Financing Subsidiaries, Greencastle Subsidiary and White Marsh Subsidiary on any of their assets.

         9.9 Indebtedness. No Borrower shall, and Parent shall cause each Obligor and each other Subsidiary of Parent not to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness except:

         (a) the Obligations;

         (b) (i) obligations and Indebtedness owed by any of Borrowers or Obligors to any of the other Borrowers or Obligors and (ii) indebtedness owed by Subsidiaries of Parent (other than Borrowers or Obligors) owed to Borrowers and Obligors, each as permitted in Section 9.10 hereof;

         (c) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which any Borrower, Obligor, or other Subsidiary of Parent is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to any such Borrower and with respect to which adequate reserves have been set aside on its books;

         (d) purchase money Indebtedness (including Capital Leases) outstanding as of the date hereof of up to a maximum principal amount of $60,000,000, so long as such security interests are permitted under Section 9.8(d) hereof;

         (e) Indebtedness arising after the date hereof to any third person (in addition to Indebtedness otherwise specifically permitted under this Section 9.9)whether as part of an acquisition (either in connection with the acquisition or as a result of the assumption of Indebtedness of any acquired Person as permitted in Section 9.10(d)(ii) hereof) or otherwise, provided, that, the aggregate principal amount of any such Indebtedness outstanding at any time shall not exceed $75,000,000;

         (f) unsecured guaranties set forth in Section 9.10 hereof;

         (g) Intentionally Deleted;

         (h) Indebtedness up to a maximum amount of $18,750,000 to be secured by the Indiana Real Property, to the extent permitted under Section 9.8(l) above;

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

         (i) Intentionally Deleted;

         (j) the Indebtedness set forth on Schedule 9.9 hereto; provided, that,
(i) such Borrower or Obligor may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower or Obligor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower or Obligor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than pursuant to payments permitted under clause (i) above or with Refinancing Indebtedness with respect thereto), and (iii) Borrowers' Agent shall furnish to Agent all material notices or demands in connection with such Indebtedness either received by any Borrower or Obligor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Obligor or on its behalf, concurrently with the sending thereof, as the case may be;

         (k) loans against life insurance policies owned by Borrowers;

         (l) unsecured Indebtedness of Borrowers and Obligors arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, the aggregate principal amount of any such Indebtedness outstanding at any time shall not exceed $10,000,000 and each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness is subject and subordinate in right of payment to the right of Agent to receive the prior payment and satisfaction in full payment of all of the Obligations, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Obligor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) on and before the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (v) Agent shall have received, in form and substance satisfactory to Agent, an intercreditor agreement or intercreditor agreements between Agent and each of the holders of such Indebtedness, as acknowledged and agreed to by such Borrower or Obligor, providing for the terms of the subordination in right of payment of the Indebtedness of such Borrower or Obligor to such holders to the payment of the Obligations and related matters, duly executed and delivered by each of the holders of such Indebtedness and such Borrower or Obligor, (vi) such Indebtedness shall be incurred by Borrower at commercially reasonable rates and terms in an arm's length transaction or with an Affiliate, but if with an Affiliate at rates and on terms no less favorable to such Borrower or Obligor than such Borrower or Obligor would obtain in a comparable arm 's length transaction with a person who is not an Affiliate, (vii) such Indebtedness shall not at any time include any terms that include any limitation on the right of any Borrower to request or receive Revolving Loans or Letter of Credit Accommodations or the right of Borrowers to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or adversely affect the arrangements of Borrower with Agent and Lenders and such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any rights of Agent as determined in good faith by Agent and confirmed by Agent to Borrowers' Agent in writing,
(viii) Borrowers and Obligors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments (other than regularly scheduled principal and interest payments), except as Agent may otherwise agree in writing at the direction of the Required Lenders, (ix) Borrowers and Obligors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that , Borrowers and Obligors may amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (x) Borrowers' Agent shall furnish to Agent all material notices or demands in connection with such Indebtedness either received by Borrowers or Obligor or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

         (m) Indebtedness of any Borrower or Obligor arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for, Indebtedness permitted under Sections 9.9
(d),(e), and (j) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request,
(ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly executed and delivered by the parties thereto, (iii) intentionally deleted, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced, or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to any Borrower or Obligor which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (vi) such Indebtedness incurred by any Borrower or Obligor shall be at and with rates, fees or other charges no higher or greater than the Indebtedness so extended, refinanced, replaced or substituted for, except that in the case of interest rates in respect of Refinancing Indebtedness otherwise permitted under this Section, such Indebtedness may bear interest at a rate higher than is currently applicable to such Indebtedness provided that, such rate of interest does not exceed the lesser of (A) the interest rate applicable to 10 year Treasury Notes issued on or about the date such Refinancing Indebtedness


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is to be entered into plus three and one half (3 1/2%) percent per annum or (B)
nine and one half (9 1/2%) per annum, (vii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the aggregate of (A) the original principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith) and (B) any additional amount of Indebtedness which may be incurred under the applicable subsection of this Section 9 under which such original Indebtedness was incurred, (ix) the Refinancing Indebtedness shall be secured by substantially the same assets that secure the Indebtedness so extended, refinanced, replaced or substituted for, provided, that, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated (on terms and conditions acceptable to Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (x) such Borrower or Obligor may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness (except as otherwise permitted below) as was permitted in this Agreement with respect to the Indebtedness so refinanced, replaced or substituted for, (xi) such Borrower or Obligor shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of the agreements with respect to such Indebtedness, except that such Borrower or Obligor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof (and pay reasonable extension fees in connection therewith), or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to such Borrower or Obligor or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein or with the proceeds of any other Refinancing Indebtedness permitted hereunder, and (xi) Borrowers and Obligors shall furnish to Agent all material notices or demands in connection with such Indebtedness received by any Borrower or Obligor or on its behalf promptly after the receipt thereof or sent by any Borrower or Obligor, concurrently with the sending thereof, as the case may be;

         (n) CS Securitization Undertakings permitted in accordance with Sections 9.10(k), (l) and (n) hereof;

         (o) Indebtedness of Borrowers and Obligors in respect of surety bonds (whether bid, performance or otherwise) and other obligations of a like nature incurred in the ordinary course of business consistent with the current practices of Borrowers and Obligors as of the date hereof;

         (p) Intentionally Deleted;

         (q) Indebtedness of Parent of up to the maximum principal amount of $150,000,000 less the aggregate amount of all repayments or repurchases or redemptions, optional or mandatory, of principal in respect thereof, evidenced by the Convertible 2002 Senior Notes, plus interest thereon at the rate provided for in the Convertible 2002 Senior Notes (as in effect on the date of issuance); provided, that:

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

         (i) Parent shall only make regularly scheduled payments of interest and premium, if any, or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Convertible 2002 Senior Notes or the Convertible 2002 Senior Note Indenture (as in effect on the date of issuance);

         (ii) Parent shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Convertible 2002 Senior Notes or any of the other Convertible 2002 Senior Note Agreements (as in effect on the date of issuance), except, that, Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, of the Convertible 2002 Senior Indenture as in effect on the date hereof, (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose in any sinking fund, or otherwise, except, (1) for mandatory redemptions of the Convertible 2002 Senior Notes (as in effect on the date of issuance) required by the Convertible 2002 Senior Note Indenture (as in effect on the date of issuance) in the event of the occurrence of a "Repurchase Event" (as defined in the Convertible 2002 Senior Note Indenture as in effect on the date of issuance) and (2) payments in respect of, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (any such payment of principal, purchase, redemption, defeasance or other acquisition of Senior Indebtedness is referred to herein as a "Senior Note Payment") unless each of the following conditions is satisfied: (aa) Agent shall have received thirty (30) days prior written notice of the intention of Borrowers to make such Senior Note Payment,
(bb) as of the date of any such Senior Note Payment and after giving effect thereto, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $50,000,000 and as of the date of any such payment and after giving effect thereto, the Excess Availability shall be not less than $50,000,000, and (cc) as of the date of any such Senior Note Payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing; and

         (iii) Borrowers shall furnish to Agent all material notices or demands in connection with such Indebtedness as to which non-payment thereof (A) would result in a material adverse change in the consolidated assets, or business or prospects of the Apparel Group or (B) would impede the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral, which such notices or demands are either received by Parent or any other Borrower from any of the holders of the Convertible 2002 Senior Notes or the Convertible 2002 Senior Note Trustee, or on their behalf, promptly after receipt thereof, or sent by Parent or any other Borrower, or on their behalf, to any of the holders of the Convertible 2002 Senior Notes or the Convertible 2002 Senior Note Trustee, concurrently with the sending thereof, as the case may be;

         (r) secured Indebtedness of LB pursuant to the Charming Financing Agreements; provided, that, as to such Indebtedness each of the following conditions is satisfied: (i) the aggregate principal amount of such Indebtedness shall not exceed $197,000,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory


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

in respect thereof, (ii) such Indebtedness shall only be secured by the assets of LB identified as collateral in Section 4 of the Charming Loan Agreement as in effect on the date hereof, (iii) LB shall only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the Charming Financing Agreements as in effect on the date of the execution and delivery thereof, (iv) LB shall not, directly or indirectly, amend, modify, alter or change any of the terms of such Indebtedness or of any of the Charming Financing Agreements, (viii) without limiting the rights of LB to make the regularly scheduled payments referred to in clause (iii) above, LB shall not, directly or indirectly, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) LB shall furnish to Agent all notices and demands in connection with such Indebtedness either received by LB or on its behalf promptly after receipt thereof; and

         (s) secured Indebtedness of LB pursuant to the CSIC Financing Agreements; provided, that, as to such Indebtedness each of the following conditions is satisfied: (i) the aggregate principal amount of such Indebtedness shall not exceed $83,000,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof,
(v) such Indebtedness shall only be secured by the assets of LB identified as collateral in Section 4 of the CSIC Loan Agreement as in effect on the date hereof, (vi) LB shall only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the CSIC Financing Agreements as in effect on the date of the execution and delivery thereof, (vii) LB shall not, directly or indirectly, amend, modify, alter or change any of the terms of such Indebtedness or of any of the CSIC Financing Agreements, (viii) without limiting the rights of LB to make the regularly scheduled payments referred to in clause (vi) above, LB shall not, directly or indirectly, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) LB shall furnish to Agent all notices and demands in connection with such Indebtedness either received by LB or on its behalf promptly after receipt thereof.

Notwithstanding anything to the contrary set forth in this Section 9.9, Excluded Subsidiaries do not have to comply with the covenants set forth in this Section so long as Excess and Suppressed Availability shall be greater than $50,000,000
(i) on the date that such Excluded Subsidiary incurs any Indebtedness and (ii) after giving effect to any such Excluded Subsidiary's incurrence of Indebtedness, provided, that, the foregoing covenants shall not in any event apply to the incurrence of Indebtedness by any of Financing Subsidiaries, Greencastle Subsidiary and White Marsh Subsidiary.

         9.10 Loans, Investments, Guarantees, Acquisitions, Etc. No Borrower shall, nor shall Parent permit any Obligor or any other Subsidiary of Parent, directly or indirectly, to, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

         (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

         (b) investments in cash or Permitted Investments, so long as :

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         (i) no more than $2,000,000 of Prime Rate Loans are outstanding for more than three (3) consecutive days, except that, notwithstanding that any Prime Rate Loans are outstanding, any Borrower may from time to time in the ordinary course of business consistent with the current practices of such Borrower as of the date hereof make deposits of cash or other immediately available funds in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Permitted Investments consisting of overnight investments until so drawn (so long as such funds and Permitted Investments are not held more than five (5) Business Days from the date of the initial deposit thereof and do not exceed $10,000,000 at any time exclusive of the amount of any Credit Balance Cash Collateral),

         (ii) as of the date of any such investment and after giving effect thereto, Excess Availability shall be not less than $50,000,000, and

         (iii) in the event that any such investment exceeds the greater of (x) twenty (20%) of the aggregate amount of investments in cash and Permitted Investments or (y) $10,000,000, the applicable Borrower, Obligor or other Subsidiary of Parent shall, as Agent may specify, either (A) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower, Obligor or other Subsidiary of Parent and the applicable depository bank or securities intermediary or (B) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

         (c) loans of money by any Borrower to any Person (other than another Borrower or Obligor) after the date hereof or investments by Borrowers by capital contribution in any Person (other than another Borrower or Obligor) after the date hereof other than the investments otherwise permitted in this
Section 9.10); provided, that, as to any such loans or investments, each of the following conditions is satisfied as determined by Agent: (i) the Person receiving such loan or investment is engaged in a business related, ancillary or complimentary to the business of any Borrower permitted in this Agreement, (ii) as of the date of any such loan or investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,
(iii) as of the date of any such loan or investment and after giving effect thereto, the Excess Availability shall be not less than $50,000,000, (iv) the aggregate amount of all such loans or investments in any calendar year shall not exceed $4,000,000, (v) the aggregate amount of all such loans or investments during the term of this Agreement shall not exceed $10,000,000, (vi) Agent shall have received (A) not less than ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Agent may reasonably request and (vii) in the case of an investment by capital contribution, at Agent's option, the original of any Capital Stock or other instrument evidencing such capital contribution shall be promptly delivered to Agent, together with such stock power, assignment or endorsement as Agent may request, and promptly upon Agent's request, such Borrower or Obligor shall execute and deliver to Agent in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of such Capital Stock, (viii) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be


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

delivered, to Agent, at Agent's option, together with an appropriate endorsement and with full recourse to the payee thereof;

         (d) (i) the purchase by any Borrower or Obligor of all or a substantial part of the assets or property of any person located in the United States (other than purchases of Capital Stock and exclusive of the investments described in Sections 9.10(k) and (l) hereof), provided, that, each of the following conditions is satisfied as determined by Agent:

         (A) Agent shall have received not less than fourteen (14) days' prior written notice of the proposed acquisition and such information with respect thereto as Agent may request, including (1) the proposed date of the acquisition, (2) a list and description of the assets to be acquired (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a thirty party, and if leased or operated by a third party, the name and address of the lessor or third party), and (3) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price),

         (B) as of the date of such purchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

         (C) promptly upon Agent's request, such Borrower or Obligor, as the case may be, shall deliver, or cause to be delivered to Agent, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition,

         (D) promptly upon Agent's request, such Borrower or Obligor, as the case may be, shall execute and deliver, or cause to be executed and delivered, to Agent such agreements, documents and instruments in connection with such acquisition as Agent may reasonably request, including, without limitation, UCC financing statements, Collateral Access Agreements and any amendments or supplements hereto,

         (E) the assets and properties being acquired by such Borrower or Obligor, as the case may be, shall be substantially consistent with, and related to, the business of such Borrower or Obligor, as the case may be, as currently conducted as of the date hereof,

         (F) the assets acquired by such Borrower or Obligor, as the case may be, shall be free and clear of any security interest, mortgage, pledge, lien, charge, or other encumbrance (other than security interests and liens permitted under Section 9.8 hereof) and Agent shall have received evidence reasonably satisfactory to it of the same,

         (G) the acquisition by such Borrower or Obligor, as the case may be, of such assets shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which such Borrower or Obligor, as the case may be, and is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of such Borrower or Obligor, as the case may be, other than as permitted by Section 9.8 hereof, or any Affiliate or violate any provision of the Certificate of Incorporation or By-Laws of such Borrower or Obligor, as the case may be,

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         (H) such purchase shall be on commercially reasonable prices and terms and in a bona fide arms' length transaction with a person other than an Affiliate,

         (I) such Borrower or Obligor, as the case may be, shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, or other encumbrance pursuant to such acquisition unless such Borrower or Obligor, as the case may be, could incur such Indebtedness or create such security interest, mortgage, pledge, lien, charge, or other encumbrance hereunder or under the other Financing Agreements pursuant to Sections 9.8, 9.9 and 9.10 hereof, as the case may be,

         (J) Agent shall have received, in form and substance reasonably satisfactory to Agent, (1) evidence that Agent and Lenders have first priority valid and perfected security interests in and liens upon the assets purchased subject to any security interests and liens as permitted in Section 9.8 hereof,
(2) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (3) the agreement of the seller consenting to the collateral assignment by such Borrower or Obligor, as the case may be, of all rights and remedies and claims for damages of such Borrower or Obligor, as the case may be, relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (4) such other agreements, documents and instruments as Agent may reasonably request in connection therewith,

         (K) Agent shall have conducted a field examination with respect to the Person, its assets and its business whose assets are being purchased and in no event shall any Inventory so acquired by such Borrower or Obligor, as the case may be, pursuant to such acquisition be deemed Eligible Inventory and/or Eligible Credit Card Receivables unless the results of such field examination shall be satisfactory to Agent in all respects (and the reporting with respect to such inventory shall have been incorporated into the accounting systems of Borrowers in a manner reasonably satisfactory to Agent), and then only to the extent the criteria for Eligible Inventory and Eligible Credit Card Receivables set forth herein are satisfied with respect thereto (or as modified by Agent in connection with Inventory acquired to reflect the results of Agent's field examination, including any separate advance percentage with respect to such Inventory or Reserves as Agent may determine, and upon the reasonable request of Agent, the Inventory acquired by such Borrower or Obligor, as the case may be, pursuant to such acquisition shall at all times after such acquisition be separately identified and reported to Agent in a manner reasonably satisfactory to Agent,

         (L) as of the date of such acquisition and after giving effect thereto (including the payment of all costs related to such acquisition), the Excess Availability of Borrowers for each of the immediately preceding thirty (30) consecutive days shall have been not less than $50,000,000, and as of the date of such acquisition and after giving effect thereto, the Excess Availability shall be not less than $50,000,000, and

         (M) upon the effective date of the acquisition of such assets by any Borrower or Obligor, Agent shall have received a certificate duly executed and delivered by the acquiring Borrower or Obligor in form and substance reasonably satisfactory to Agent,


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

addressing all of the conditions set forth in this Section 9.10(d) (as modified to refer to the applicable acquisition), together with all schedules thereto, with respect to the acquisition of such assets and the representations and warranties contained therein shall be true and correct in all material respects.

         (ii) the purchase by any Borrower or Obligor, as the case may be, of all of the Capital Stock of any Person with its chief executive office and substantially all of its assets in the United States, provided, that, each of the following conditions is satisfied as determined by Agent:

         (A) Agent shall have received not less than fourteen (14) days' prior written notice of the proposed acquisition and such information with respect thereto as Agent may request, including (1) the proposed date of the acquisition, (2) the name, address, jurisdiction of incorporation and federal employer identification number of the person whose Capital Stock is being purchased, (3) a list and description of the assets of the Person whose Capital Stock is being purchased (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a thirty party, and if leased or operated by a third party, the name and address of the lessor or third party), (4) whether the newly acquired entity will be an Excluded Subsidiary and
(5) the total purchase price for the Capital Stock to be purchased (and the terms of payment of such purchase price),

         (B) as of the date of such purchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

         (C) promptly upon Agent's request, such Borrower or Obligor, as the case may be, shall deliver, or cause to be delivered to Agent, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition,

         (D) promptly upon such acquisition, in the event that the newly acquired entity is not an Excluded Subsidiary, such Borrower or Obligor, as the case may be, shall cause the Person whose Capital Stock is being purchased to execute and deliver to Agent, in form and substance satisfactory to Agent: (1) an absolute and unconditional guarantee of payment of all of the Obligations,
(2) a general security agreement granting to Agent specify a first and only security interest in and lien upon all of the assets and properties of such Person (other than as permitted under Section 9.8 hereof), (3) related UCC financing statements and (4) such other agreements, documents and instruments as Agent, may reasonably require,

         (E) Except in the event that the purchase is being financed by a third party and such Capital Stock is being pledged as collateral for such financing promptly upon Agent's request, such Borrower or Obligor, as the case may be, shall (1) execute and deliver to Agent, in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first priority pledge and security interest in all of the issued and outstanding shares of Capital Stock of the Person whose Capital Stock is being purchased, and (2) deliver the original stock certificates evidencing such shares of Capital Stock, together with stock powers with respect thereto duly executed in blank,

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

         (F) promptly upon Agent's request, such Borrower or Obligor, as the case may be, shall execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments in connection with such acquisition as Agent may reasonably request, including, without limitation, UCC financing statements, Collateral Access Agreements and any amendments or supplements hereto,

         (G) the assets and properties of the Person whose Capital Stock is being acquired by such Borrower or Obligor, as the case may be, shall be substantially consistent with, and related to, the business of such Borrower or Obligor, as the case may be, as currently conducted as of the date hereof,

         (H) the assets of the Person whose Capital Stock is being acquired by such Borrower or Obligor, as the case may be, (and the Capital Stock) shall, to the extent, that such entity has not been identified in the notice described in
Section 9.10(d)(ii)(A) above as an Excluded Subsidiary, be free and clear of any security interest, mortgage, pledge, lien, charge, or other encumbrance and Agent shall have received evidence satisfactory to it of the same ,

         (I) the acquisition by such Borrower or Obligor, as the case may be, of such Capital Stock shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which such Borrower or Obligor, as the case may be, is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of such Borrower or Obligor, as the case may be, and (other than as permitted under Section 9.8 hereof) or any Affiliate or violate any provision of the Certificate of Incorporation or By-Laws of such Borrower or Obligor, as the case may be;

         (J) such purchase shall be on commercially reasonable prices and terms and in a bona fide arms' length transaction with a person other than an Affiliate,

         (K) such Borrower or Obligor, as the case may be, shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, or other encumbrance pursuant to such acquisition unless such Borrower or Obligor, as the case may be, could incur such Indebtedness or create such security interest, mortgage, pledge, lien, charge, or other encumbrance hereunder or under the other Financing Agreements,

         (L) Agent shall have received, in form and substance reasonably satisfactory to Agent, (1) evidence that Agent has first priority valid and perfected security interests in and liens upon the assets of the Person whose Capital Stock is being acquired subject to any security interests and liens as permitted in Section 9.8 hereof, (2) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets of the Person whose Capital Stock is being acquired, (3) the agreement of the seller consenting to the collateral assignment by such Subsidiary of all rights and remedies and claims for damages of such Subsidiary relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (4) such other agreements, documents and instruments as Agent may reasonably request in connection therewith, provided, that if the Person whose Capital Stock is being acquired by such Borrower or Obligor, as the case may be, is to be an Excluded Subsidiary, then Agent shall have received the information in clauses (2)(but only as to Collateral Access Agreements) and (4) above;

         (M) as of the date of such acquisition and after giving effect thereto (including the payment of all costs related to such acquisition), the Excess Availability of Borrowers for each of the immediately preceding thirty (30) consecutive days shall have been not less than $50,000,000,

         (N) as of the date of such acquisition and after giving effect thereto (including the payment of all costs related to such acquisition and an initial investment in any Excluded Subsidiary for the purposes of making any such acquisition), the Excess Availability of Borrowers shall be not less than $50,000,000,

         (O) if the acquisition is to be an acquisition of or by an Excluded Subsidiary, then the purchase price to be paid for the Capital Stock of such Person, when aggregated with the purchase price of all other Excluded Subsidiaries purchased after the date hereof, shall not exceed $125,000,000 during the term of this Agreement ,

         (P) in connection with any such acquisition, Borrowers may make an investment in an Excluded Subsidiary for the purposes of accomplishing such acquisition provided, that the Excess Availability test set forth in clause (N) above is satisfied, and

         (Q) upon the effective date of the acquisition of such Capital Stock by the acquiring Borrower or Obligor, as the case may be, Agent shall have received a certificate duly executed and delivered by Borrower or Obligor in form and substance reasonably satisfactory to Agent, addressing all of the conditions set forth in this Section 9.10(d) (as modified to refer to the applicable acquisition), together with all schedules thereto, with respect to the acquisition of such assets and the representations and warranties contained therein shall be true and correct in all material respects;

         (e) the existing equity investments of Borrowers and Obligors as of the date hereof in its Subsidiaries, provided, that, no Borrower or Obligor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries except as set forth on Schedule 9.10 hereto and as otherwise set forth herein;

         (f) unsecured guarantees by Borrowers and Obligors of the obligations of any Subsidiary of any Borrower (other than Excluded Subsidiaries except as otherwise specifically permitted in this Section 9.10) to any third party with respect to leases or purchases of real property or personal property in the ordinary course of business as conducted on the date hereof;

         (g) unsecured guarantees by Parent arising after the date hereof of the obligations of any Subsidiary of Parent (other than Excluded Subsidiaries except as otherwise specifically permitted in this Section 9.10) to any third party in the ordinary course of business as conducted on the date hereof;

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         (h) guarantees by any Borrower or Subsidiaries of Borrowers of the
Obligations in favor of Agent and Lenders;

         (i) stock or obligations issued to any Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower as Agent may request;

         (j) loans or investments by a Borrower or an Obligor to or in any other Obligor or Borrower, provided, that, (i) as of the date of any such loan or investment and after giving effect thereto, no Event of Default, shall exist or have occurred and be continuing, and (ii) all Financing Agreements previously executed and delivered by such Obligor are in full force and effect;

         (k) loans or other investments by any Borrower or Obligor to or in FSC or any other Financing Subsidiary in respect of Qualified Securitization Transactions, provided, that, as to any such loans or other investments, each of the following conditions is satisfied as determined by Agent: (i) as of the date of any such loan or other investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) the aggregate amount of all such loans and other investments outstanding at any time shall not exceed $40,000,000 (provided, that, in the event that Parent makes the investment contemplated in Section 9.10(l) below, the $40,000,000 threshold shall be increased to $65,000,000), and (iii) such loans or other investments are not being made to fund any amounts owing to Originator or any other Financing Subsidiary in respect of the Co-Branded Card; provided, that, in the event that the only condition prohibiting any Borrower or Obligor from making loans to or investments in FSC or any other Financing Subsidiary is a failure to satisfy the conditions set forth in clause (ii) above, then any of the Foreign Subsidiaries may make such loans or other investments provided, that, each of the other conditions of this Section 9.10(k) are satisfied;

         (l) notwithstanding anything to the contrary set forth in Section 9.10(k) hereof, Parent may make an initial investment (as a loan or otherwise) of no more than $25,000,000 in any Financing Subsidiary in connection with a Qualified Securitization Transaction (subject to the terms and conditions set forth in Section 9.23 hereof) in respect of the Catherines Card, so long as the following conditions are satisfied on the date of any such investment, in the determination of Agent: (i) as of the date of any such investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) as of the date of any such investment, Excess Availability for each of the immediately preceding thirty
(30) consecutive days shall not have been less than $50,000,000, and after giving effect to such investment, Excess Availability shall not be less than $50,000,000, and (iii) Agent shall have received (A) not less than ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms of the Qualified Securitization Transaction, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto, and (C) such other information with respect thereto as Agent may reasonably request;

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         (m) unsecured loans by a Subsidiary of Parent (other than a Borrower or
Obligor) to a Borrower or Obligor, provided, that, (i) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, and
(ii) such Borrower or Obligor shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness, except, that, the Financing Subsidiaries may make unsecured loans to any Borrower or Obligor, which loans may be repaid at anytime so long as the aggregate principal amount of any such loans outstanding at anytime does not exceed $5,000,000;

         (n) the organization (other than in connection with an acquisition in accordance with Section 9.10(d) hereof) of new U.S. Subsidiaries which (i) promptly upon any such formation or acquisition (but no later than thirty (30) days after the organization or acquisition thereof), Parent and Borrowers shall cause any such Subsidiary (other than a Financing Subsidiary) to execute and deliver to Agent, in form and substance satisfactory to Agent, (A) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrowers to Agent, (B) a security agreement granting to Agent a first and prior security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary, (C) related UCC Financing Statements, and (D) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing indebtedness of such new Subsidiary to Agent, (ii) promptly upon Agent's request: (A) such Borrower shall execute and deliver to Agent in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary, and (B) such Borrower shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company), and (iii) as of the date of such organization or formation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, except, that, the foregoing requirements shall not be applicable to the formation of Greencastle Subsidiary, any Financing Subsidiary or any Excluded Subsidiary formed solely for the purpose of making an acquisition described in Section 9.10(d)(ii);

         (o) an unsecured guarantee by Parent or CS Delaware of the obligations of FSC to Originator in respect of any Qualified Securitization Transactions, to the extent required by any Governmental Authority having regulatory authority over Originator or any other unsecured Standard Securitization Undertaking, provided, that, (i) any payments made by Parent or CS Delaware in respect of thereof shall be deemed an outstanding loan or investment under Section 9.10(k) hereof and (ii) no such guarantee shall be made, in respect of Qualified Securitization Transactions related to the Co-Branded Card or the Catherines Card;

         (p) unsecured guarantee obligations of Parent in favor of The Limited or any of its Affiliates pursuant to the Purchase Agreements;

         (q) guarantees listed on Omnibus Schedule 14;

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         (r) the loans by Parent and CSIC giving rise to the Indebtedness permitted under Sections 9.9(r) and 9.9(s) hereof, respectively;

         (s) unsecured guarantees by Parent of the obligations of White Marsh Subsidiary, Greencastle Subsidiary, or Winks Lane, Inc., as the case may be, arising in connection with any financing or refinancing of the White Marsh Real Property, the Indiana Real Property or the Bensalem Real Property , as the case may be, provided, the maximum principal amount of Indebtedness guaranteed in respect of obligations of (i) Greencastle Subsidiary shall not exceed $18,750,000, (ii) White Marsh Subsidiary shall not exceed $17,250,000, (iii) Winks Lane, Inc. shall not exceed $13,000,000;

         (t) guarantees of Indebtedness permitted in Section 9.9 but not otherwise permitted in this Section 9.10;

         (u) equity investments or loans made after the date hereof by any Borrower or Obligor in Greencastle Subsidiary, White Marsh Subsidiary, and Winks Lane, Inc., provided, that, the aggregate amount of all such investments (exclusive of the transfers or acquisitions of the White Marsh Real Property and the Indiana Real Property, as the case may be) in each of Greencastle Subsidiary shall not exceed $10,000,000, White Marsh Subsidiary shall not exceed $10,000,000, and Winks Lane, Inc. shall not exceed $5,000,000.

Notwithstanding anything to the contrary set forth in this Section 9.10, Excluded Subsidiaries do not have to comply with the covenants set forth herein so long as Excess and Suppressed Availability shall be greater than $50,000,000 on the date that any such Excluded Subsidiary does any of the foregoing; provided, that, the foregoing covenants shall not in any event apply to any of the foregoing actions by any of Financing Subsidiaries.

         9.11 Dividends and Redemptions. No Borrower, Obligor or any other Subsidiary of Parent shall, directly or indirectly, declare or pay any dividends in cash or other of its assets on account of any shares of any class of Capital Stock of such Borrower, Obligor or any other Subsidiary of Parent now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except, that:

         (a) any Borrower (other than Parent), Obligor, or any other Subsidiary of Parent may declare and pay a dividend, directly or indirectly, to Parent or to any other Borrower or Obligor of which it is a Subsidiary; and

         (b) any Borrower may repurchase the Capital Stock of itself, any other Borrower, Obligor or other Subsidiary of Parent now existing or hereafter formed; provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Obligor is a party or by which


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such Borrower or Obligor or its or their property are bound, (iv) as of the date of the payment for such repurchase, Excess Availability for each of the immediately preceding thirty (30) consecutive days shall not have been less than $50,000,000, and after giving effect to such repurchase, Excess Availability shall not be less than $50,000,000.

         9.12 Transactions with Affiliates. Except for Qualified Securitization Transactions and transactions between or among any Borrower or Obligor and any other Borrower or Obligor, none of Borrowers or any Obligors shall enter into any transaction for the purchase, sale or exchange of property to or by any Affiliate except (a) in the ordinary course consistent with current business practices in effect immediately prior to the date hereof and pursuant to the reasonable requirements of such Borrower's or Obligor's business, and provided, that, each Borrower and Obligor is in compliance with and utilizes the arms-length standard for course of dealing transactions applicable to Affiliates as contemplated in Section 482 of the Code, as amended, and the regulations promulgated thereunder, such that no material amount of Taxes are due and owing and unpaid as a result of any such transaction or series of transactions or (b) upon fair and reasonable terms no less favorable to such Borrower or Obligor than such Borrower or Obligor would obtain in a comparable arm's length transaction with an unaffiliated person, except with respect to sales of Inventory to or purchases of Inventory by a Borrower or Obligor, as to which the sales or purchase price is not less than the cost thereof to the seller thereof.

         9.13 Compliance with ERISA. Borrowers shall not with respect to any "employee pension benefit plans" maintained by any Borrower or any of its ERISA
Affiliates:

         (a) to the extent any of the following would create a Lien on any of the Collateral or other assets securing the Obligation, (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any Multiemployer Plan; and

         (b) As used in this Section 9.13, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

         9.14 End of Fiscal Years: Fiscal Quarters. Parent shall, for financial reporting purposes, and shall cause each of its Subsidiaries' (excluding Foreign Subsidiaries) (a) fiscal years to end on the Saturday closest to the 31st day of January of each year, and (b) fiscal


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quarters to end on the last day of the thirteenth (13th) week following the end of the immediately preceding fiscal quarter, provided, that, the end of the fourth fiscal quarter shall be on the last day of the fourteenth (14th) week following the end of the third fiscal quarter whenever necessary to have the fourth fiscal quarter end on the Saturday closest to January 31 of each year. Each Foreign Subsidiary's fiscal year shall end on December 31 of each calendar year.

         9.15 Change in Business. Each Borrower shall not, and Parent shall cause each Obligor and other Subsidiary of Parent not to, engage in any business other than the business of such Person on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Person is engaged on the date hereof.

         9.16 Limitation of Restrictions Affecting Subsidiaries. Except for restrictions contained in the Purchase Agreements, the NBC Agreements, Borrowers shall not, and Parent shall cause each Obligor and each other Subsidiary of Parent (other than the Financing Subsidiaries) not to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of any Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to any Borrower or any Subsidiary of Borrower; (b) make loans or advances to any Borrower or any Subsidiary of any Borrower, (c) transfer any of its properties or assets (other than Excluded Collateral) to any Borrower or any Subsidiary of any Borrower; or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (other than Excluded Collateral), whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of any Borrower or its Subsidiary, (v)any agreement relating to permitted Indebtedness incurred by a Subsidiary of any Borrower prior to the date on which such Subsidiary was acquired by any Borrower and outstanding on such acquisition date, and (vi)the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.17 Minimum EBITDA. At any time that Excess and Suppressed Availability is less than $50,000,000 at anytime within a fiscal quarter, Parent and its Subsidiaries on a consolidated basis shall, as of the end of such fiscal quarter of Parent, maintain EBITDA, for the twelve (12) consecutive months then ended of at least $115,000,000.

         9.18 Credit Card Adjustments. Borrowers shall and Parent shall cause each Obligor to (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or material breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that (i) a Borrower or Obligor may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of


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such Borrower or Obligor; provided, that, Borrowers shall give Agent not less than fifteen (15) days prior written notice of the intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than fifteen (15) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) Borrowers deliver, or cause to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; (e) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower or Obligor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by any Borrower or Obligor or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

         9.19 Use of Fashion Bug Card, Catherines Card and Co-Branded Card.

         (a) Parent shall cause, at the request of Agent in its discretion or at the direction of the Required Lenders, each of the Retail Store Subsidiaries to cease making any sales of merchandise to customers of the Retail Store Subsidiaries that purchase such merchandise with the Fashion Bug Card, Catherines Card (only after the initial investment referred to in Section 9.10(l) hereof is made) or the Co-Branded Card upon the occurrence of an Event of Default described in Sections 10.1(q). The Financing Subsidiaries shall not be replaced by any other Credit Card Issuer with respect to the Fashion Bug Card, Catherines Card at all times after the initial investment permitted under
Section 9.10(l) hereof, or the Co-Branded Card, as applicable except for any arrangement with such replacement Credit Card Issuer which is not materially adverse from the existing financing arrangements with the Financing Subsidiaries with respect to the Fashion Bug Card, Catherines Card (only after the initial investment referred to in Section 9.10(l) hereof is made) or the Co-Branded Card, as applicable.

         (b) Upon the occurrence and during the continuance of an Event of Default, Parent shall cause, at the request of Agent in its discretion, each of the Retail Store Subsidiaries to cease taking payments in respect of accounts receivable owing to any of the Financing Subsidiaries in respect of the Fashion Bug Card, Catherines Card (but only after the transaction described in Section 9.10(l) has been consummated) and the Co-Branded Card.

         9.20 Sale and Leasebacks. Each Borrower shall not, and Parent shall not permit any Obligor or any other Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby such Borrower, or Obligor, as the case may be, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (except to the extent of Capital Leases permitted under Section 9.9(e) hereof). Notwithstanding anything to the contrary set forth in this Section 9.20, Excluded Subsidiaries do not have to comply with the covenants set forth in this Section so long as Excess and Suppressed Availability shall be greater than $50,000,000 (i) on the date that such Excluded Subsidiary enters into any transaction subject to this Section and (ii) after giving effect to any such transaction by any Excluded Subsidiary, provided, that, the foregoing Section shall not in any event apply to any such transaction entered


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into by any Financing Subsidiaries, Greencastle Subsidiary ,White Marsh
Subsidiary, FB Distro, Inc., or Winks Lane, Inc.

         9.21 Preferred Stock. No Borrower shall and Parent shall cause each Obligor not to issue any Prohibited Preferred Stock.

         9.22 Change of Control. Parent shall at all times own directly or indirectly one hundred (100%) percent of the total outstanding Voting Stock of each of Borrowers (other than Parent), Obligors, Additional L/C Debtors, the Foreign Subsidiaries and FSC. Parent shall not permit (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Obligor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than as permitted in this Agreement, (b) the adoption of a plan by the stockholders of any Borrower or Obligor relating to the dissolution or liquidation of such Borrower or Obligor other than as permitted in Section 9.7 hereof; or(c) FSC to own directly or indirectly less than one hundred (100%) percent of the total outstanding Voting Stock of each of the other Financing Subsidiaries.

         9.23 Securitization Transactions. Parent shall not permit any modifications, supplements or restatements of the Existing Securitization Transactions or enter into any subsequent Securitization Transaction which would not satisfy the requirements of a Qualified Securitization Transaction; provided, that, Parent may enter into Qualified Securitization Transactions that do not satisfy the requirement set forth at Section 1.135(e) hereof so long as Excess Availability on the date of entering into such transaction and after giving effect to such transaction shall be greater than $50,000,000.

         9.24 Costs and Expenses. Borrowers shall pay to Agent and Lenders on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent' s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the Liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore (with respect to the Agent) and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and any Borrower's or Obligor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as


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of the date hereof is $750 per person per day); provided, that, so long as
Excess Availability shall be greater than $50,000,000, no more than two (2) such field examinations conducted in any twelve (12) month period shall be at the expense of Borrowers except, that, in the event Excess Availability shall be equal to or less than $50,000,000, at the end of any fiscal month during any consecutive 12 month period, no more than three (3) field examinations conducted in any twelve (12) month period shall be at the expense of Borrowers, or at any time or times as Agent may request at Borrowers' expense on or after an Event of Default and during the continuance thereof, and (g) the fees and disbursements of counsel (including legal assistants) to Agent and counsel to any Lender in connection with any of the foregoing.

         9.25 Further Assurances. At the request of Agent at any time and from time to time, Borrowers shall, and Parent shall cause each of the Obligors and Additional L/C Debtors to, at Borrowers expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrowers' Agent representing that all conditions precedent to the making of Revolving Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Revolving Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

         (a) any Borrower, Obligor or Additional L/C Debtor fails (i) to pay when due any of the Obligations within two (2) Business Days of the due date thereof or (ii) to observe or perform any of the other terms, covenants, conditions or provisions contained in this Agreement or the other Financing Agreements other than as described in Section 10.1(a)(i) above and such failure shall continue for ten (10) consecutive days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such term, covenant or condition or provision which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower of any such term, covenant, condition or provision, or (C) the failure to observe or perform any covenants or provisions with respect to Collateral under this Agreement or any of the other Financing Agreements or (D) any failure to comply with Section 9.10(k) hereof;

         (b) any representation, warranty or statement of fact made by any Borrower, Obligor or Additional L/C Debtor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

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         (c) any Obligor or Additional L/C Debtor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent;

         (d) any judgment for the payment of money is rendered against any Borrower or Obligor or other Subsidiary of Parent in excess of $10,000,000 in any one case or in excess of $20,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower, Obligor or other Subsidiary of Parent or any of the Collateral having a value in excess of $20,000,000;

         (e) any Borrower, Obligor, or other Subsidiary of Parent dissolves or suspends or discontinues doing business other than as permitted in Section 9.7 hereof;

         (f) any Borrower, Obligor or other Subsidiary of Parent (i) becomes insolvent (however defined or evidenced) (other than Inactive Subsidiaries), or
(ii) makes an assignment for the benefit of creditors or, makes or sends notice of a bulk transfer or calls a meeting of its principal creditors;

         (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower, Obligor, or other Subsidiary of Parent or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower, Obligor, or any other Subsidiary of Parent shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner (each, an "Involuntary Proceeding"); provided, that, if any Involuntary Proceeding is a Single Asset Insolvency Event, then such Single Asset Insolvency Event shall not be deemed an Event of Default unless on the date of the occurrence of such Single Asset Insolvency Event, Excess Availability shall be less than $50,000,000 (for purposes of calculating the Borrowing Base for purposes of determining Excess Availability in connection with this Section, all assets of the entity subject to such Single Asset Insolvency Event shall be excluded from the calculation of the Borrowing Base),provided, that; a Single Asset Insolvency Event shall be, an Event of Default hereunder (regardless of the amount of Excess Availability on the date of any such Single Asset Insolvency Event), in the event such Single Asset Insolvency Event when combined with all other Single Asset Insolvency Events which have occurred during the term of this Agreement equals or exceeds fifty (50);

         (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower, Obligor or other Subsidiary of Parent or for all or any part of its property (each, a "Voluntary Proceeding"); provided, that, if any Voluntary Proceeding is a Single Asset Insolvency Event, then such Single Asset Insolvency Event shall not be deemed an Event of Default unless on the date of the occurrence of such


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Single Asset Insolvency Event, Excess Availability shall be less than
$50,000,000 (for purposes of calculating the Borrowing Base for purposes of determining Excess Availability in connection with this Section, all assets of the entity subject to such Single Asset Insolvency Event shall be excluded from the calculation of the Borrowing Base),provided, that; a Single Asset Insolvency Event shall be, an Event of Default hereunder (regardless of the amount of Excess Availability on the date of any such Single Asset Insolvency Event), in the event such Single Asset Insolvency Event when combined with all other Single Asset Insolvency Events which have occurred during the term of this Agreement equals or exceeds fifty (50);

         (i) any default by any Borrower, Obligor or any other Subsidiary of Parent under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Agent (including, but not limited to, any of the Convertible 2002 Senior Note Agreements, the Existing Securitization Documents or other documents relating to any Qualified Securitization Transaction), or any Capital Lease, obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent and Lenders, in any case in an amount in excess of the Threshold Amount which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower, Obligor or other Subsidiary of Parent under any Material Contract which default continues for more than the applicable cure period, if any, with respect thereto in amount in excess of the Threshold Amount or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Borrower to fund a reserve account or otherwise hold as collateral, or shall require any Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower, Obligor or other Subsidiary of Parent shall, or shall be required to, provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $15,000,000;

         (j) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to a Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, or shall send notice to any Borrower that it is terminating its arrangements with such Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within one hundred twenty (120) days after the date of any such notice;

         (k) any bank at which any deposit account of any of Borrowers or Obligors is maintained shall fail to comply with any of the terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any of Borrowers (which investment property is required by the terms of this Agreement to be subject to an Investment Property Control Agreement) shall fail to comply with any of the terms of any Investment Property Control Agreement to which such person is a party and such account is not closed and re-established at another financial institution with a Deposit


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Account Control Agreement in favor of Agent within thirty (30) days of the occurrence of such default;

         (l) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent or Lenders) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

         (m) an ERISA Event shall occur which results in or could reasonably be expected to result in a Material Adverse Effect.

         (n) any Change of Control;

         (o) the indictment of any Borrower, Obligor, or any other Subsidiary of Parent by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower, Obligor or any other Subsidiary of Parent of which any Borrower, Obligor, other Subsidiary of Parent or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against of any Borrower, Obligor or any other Subsidiary of Parent, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any other property of any Borrower, Obligor, or other Subsidiary of Parent in excess of the Threshold Amount;

         (p) there shall be an act, condition or event which has or may have a Material Adverse Effect after the date hereof;

         (q) FSC shall fail to (i) make settlements in an aggregate amount in excess of $5,000,000 on each Business Day and such failure shall continue for five (5) consecutive Business Days (except for delays arising solely from force majeure, in which case such failure to make settlements on each Business Day shall not continue for more than eight (8) Business Days) with respect to amounts owed to CS Delaware under the C.D. Credit Plan Agreement (ii) remit to CS Delaware all funds its receives in respect of amounts owed to CS Delaware pursuant to the C.D. Credit Plan Agreement pursuant to the Qualified Securitization Transactions no later than the same Business Day it receives such funds; or

         (r) there shall be an Event of Default under any of the other Financing Agreements.

         10.2 Remedies.

         (a) At any time an Event of Default exists or has occurred and is continuing, Agent shall have all rights and remedies provided in this Agreement, the other Financing


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Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by each Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent or Lenders hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by each Borrower of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral or any other property which is security for the Obligations.

         (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent, may, in its discretion and upon the direction of the Required Lenders shall and without limitation (except with respect to clause (i) hereof which Agent may do in its discretion and at the direction of Required Lenders), (i)(A) reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and Additional L/C Debtors or (B) terminate the Commitments, (ii) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h) hereof involving any Person that is not a Single Asset Retail Store Subsidiary, all Obligations shall automatically become immediately due and payable; provided, further, that, in the event that a Single Asset Insolvency Event has occurred, the Obligations of such Single Asset Retail Store Subsidiary shall automatically become immediately due and payable (but not as to any other Obligors) in the event that the Insolvency Threshold Amount is exceeded, (iii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iv) require each Borrower, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (v) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (vi) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, and (vii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of each Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Borrowers' Agent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Agent institutes an action to


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recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

         (c) Upon the occurrence of an Event of Default for the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, provided, that, such license shall terminate on the date that Agent and Lenders have received final payment and satisfaction in full of all of the Obligations in immediately available funds and this Agreement has been terminated.

         (d) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, subject to Section 6.4 hereof, whether or not then due. Borrowers shall remain jointly and severally liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

         (e) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce any Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein for the benefit of Lenders and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and neither Agent nor any Lender shall be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Agent and Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and each Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, each Borrower shall, upon Agent's request, hold the returned Inventory in trust for


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Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

         (f) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove Liens against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent and Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.

         (g) Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or to impose any duties on Agent or any Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.


SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS
                       AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

         (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties


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hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law that would apply any other law).

         (b) Each of the parties hereto irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

         (c) Each Borrower and Borrowers' Agent hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Agent against any Borrower for the amount of the claim and other relief requested.

         (d) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) Agent and Lenders shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such


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Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, each Borrower waives any right which it may have to claim or recover in any litigation with Agent and Lenders any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower: (i) certifies that neither Agent nor any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation seek to enforce any of the waivers provided for herein, and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this
Section 11.1.

         11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Agent or any Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers.

         (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrowers' Agent; except, that,

         (i) any change, waiver, discharge or termination with respect to the following shall require the consent of Agent and all Lenders:

         (A) the release of any Collateral (except as expressly required by the Financing Agreements and except as permitted under Section 12.11(b) hereof), or the subordination of any Liens of Agent for the benefit of Lenders,

         (B) the reduction of any percentage specified in the definition of Required Lenders,

         (C) the consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement,

         (D) the amendment, modification or waiver of this Section 11.3,

         (E) the amendment or modification of Section 6.4 hereof, and

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         (F) the increase in the advance rates (in excess of the stated advance rates in effect on the date hereof) constituting part of the Borrowing Base.

         (ii) any change, waiver, discharge or termination with respect to the following shall require the consent of Agent and each Lender directly affected thereby:

         (A) a reduction in the amount of, or postponement of the due date of, principal repayments in respect of the Revolving Loans by or on behalf of such Lender or interest payments in respect of the Revolving Loans by or on behalf of such Lender or any fees payable for the account of such Lender; and

         (B) an increase in the Commitment of such Lender over the amount thereof then in effect.

         (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         (c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in the event that Borrowers request that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrowers, Agent and the Required Lenders, Borrowers, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Revolving Loans are outstanding at the time of such amendment, the making of such additional Revolving Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Revolving Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Required Lenders may determine to be appropriate.

         (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

         11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims)


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in any action or proceeding with respect to this Agreement, the Obligations, the
Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower shall indemnify and hold Agent and each Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except for such losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or wilful misconduct of a Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.       THE AGENT

         12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent. The provisions of this Section 12 are solely for the benefit of Agent and Lenders. Borrowers and Obligors shall


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

not have any rights as a third party beneficiary of any of the provisions contained in this Section 12. Notwithstanding anything to the contrary contained in Section 11.3 hereof, no amendments to this Section 12 shall require the written agreement of any Borrower or Obligor. The identification of J.P. Morgan Business Credit Corp. as a Co- Documentation Agent, joint lead arranger and joint bookrunner , Wachovia Bank, National Association as joint lead arranger and Bank of America, N.A. and Fleet Retail Group, Inc., each as Co-Documentation Agents shall not create any rights in favor of any of them in such capacities nor subject them to any duties or obligations in such capacities.

         12.2 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Financing Agreements unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, or all of Lenders as is required in such circumstance, and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3 Events of Default.

         (a) Agent shall not be deemed to have know-ledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Revolving Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or Borrowers' Agent specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Revolving Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Revolving Loans or issuing or causing


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

to be issued such Letter of Credit Accommodations is in the best interests of Lenders, unless and until Required Lenders shall specifically direct otherwise.

         (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Revolving Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or any Obligor or any of the Collateral or other property of any Borrower or any Obligor.

         12.4 Congress in its Individual Capacity. With respect to its Commitment and the Revolving Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender (except as set forth in Section 13.8 hereof) and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrowers and any of their Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Agent as determined by a final non-appealable judgment of a court of competent jurisdiction.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrowers or Obligors of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or any Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrowers' Agent or any Lender;


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

provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or any Obligor that may come into the possession of Agent.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing- Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Additional Revolving Loans. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrowers to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrowers to exceed the Borrowing Base (an "Over-Advance"), as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to Borrowers which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Base shall not (i) exceed, when taken together with Special Agent Advances, the lesser of (A) $20,000,000 or (B) six and one-half (6 1/2%) percent of the Value of Eligible Inventory at any time outstanding in the aggregate, and (ii) cause the total principal amount of the Revolving Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) no such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days from the date such additional Revolving Loan or Letter of Credit Accommodation was made or issued (as the case may be), except as the Required Lenders may otherwise agree . Each Revolving Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

         12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.10 Field Audit, Examination Reports and other information; Disclaimer by Lenders. By signing this Agreement, each Lender:

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         (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and weekly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports");

         (b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

         (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Obligors and will rely significantly upon each Borrower's and Obligor's books and records, as well as on representations of any Borrower's and Obligor's personnel; and

         (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.6 hereof, and not to distribute or use any Report in any other manner.

         12.11 Collateral Matters.

         (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Revolving Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided, that, in no event shall the amount of Special Agent Advances for such purpose, together with the aggregate amount of outstanding Over-Advances, exceed the lesser of (A) $20,000,000 or (B) six and one-half (6 1/2%) of the value of Eligible Inventory in the aggregate outstanding at any time) or (ii) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower's Agent in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Revolving Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such


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

amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

         (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrowers' Agent certifies to Agent and Lenders that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) prior to the occurrence of an Event of Default having a value of less than $5,000,000 in the aggregate, or (v) releases otherwise provided for in accordance with the Financing Agreements. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to the Financing Agreements.

         (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrowers in respect of) the Collateral retained by Borrowers.

         (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Revolving Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

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

         12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

SECTION 13.       TERM OF AGREEMENT; MISCELLANEOUS

         13.1 Term.

         (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on August 15, 2008 (the "Termination Date"). Borrowers may, at any time, upon ten (10) Business Days ' prior written notice to Agent, terminate this Agreement; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent in such amounts as Agent determines are reasonably necessary to secure Agent from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers' Agent for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, New York City time.

         (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower waives any rights it may have under Section 9-404 of the UCC (or any replacement section) to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

         (c) If for any reason this Agreement is terminated prior to the Termination Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for itself and the ratable benefit of


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

Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                   Amount                                         Period
                   ------                                         ------
      (i) .50% of Maximum Credit         From the date hereof to and including the second
                                         anniversary of the date hereof
      (ii) .375% of Maximum Credit       From and after the second anniversary of the date
                                         hereof to but not including the third anniversary of
                                         the date hereof

      (iii)                              -0- From and
                                         after the
                                         third
                                         anniversary of
                                         the date
                                         hereof


Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Obligors agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
13.1 shall be deemed included in the Obligations.

         (d) Notwithstanding anything to contrary contained in Section 13.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the Termination Date and the full and final repayment of all of the Obligations and the receipt by Agent and Lenders of cash collateral all as provided in
Section 13.1(c) with the proceeds of initial loans and advances to Borrowers pursuant to a revolving credit facility provided by Wachovia Bank, National Association or its Affiliates (or for which Wachovia Bank, National Association is acting as agent) to Borrowers to replace the financing arrangements provided for herein, and as to which Agent shall not be acting on behalf of Wachovia Bank, National Association in any capacity, Borrowers shall not be required to pay the early termination fee provided for above.

         13.2 Appointment of Borrowers' Agent.

         (a) Each Borrower hereby irrevocably appoints CS Delaware as Borrowers' Agent hereunder and CS Delaware hereby irrevocably agrees to act in such capacity as agent for each and all of Borrowers hereunder. Each Borrower further irrevocably authorizes Borrowers' Agent to take such action on such Borrowers' behalf and to exercise such rights and powers hereunder as are delegated to Borrowers' Agent by the terms hereof, together with such rights and powers as are reasonably incidental thereto.

         (b) Borrowers' Agent is hereby expressly and irrevocably authorized by each Borrower, without hereby limiting any other implied or expressed authority, without notice to any Borrower (i) to give and receive on behalf of such Borrower all notices and other materials delivered or to be delivered by Agent or Lenders to such Borrower or by such Borrower to Agent and/or Lenders pursuant to the Financing Agreements, (ii) to request Revolving Loans and Letter of Credit Accommodations on behalf of such Borrower and (iii) to


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pay, on behalf of such Borrower, all Obligations at any time owed to Lender pursuant to the terms of the Financing Agreements.

         13.3 Interpretative Provisions.

         (a) All terms used herein which are defined in Article 1, Article 8 or
Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

         (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

         (c) All references to Borrower, Borrowers' Agent, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

         (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         (e) The word "including" when used in this Agreement shall mean "including, without limitation".

         (f) All references to the term "good faith" used herein when applicable to Agent shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers shall have the burden of proving any lack of good faith on the part of Agent alleged by any Borrower or Obligor at any time.

         (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined in good faith by Agent.

         (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Agent prior to the date hereof.

         (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

         (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect


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

thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

         (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (m) All Schedules annexed hereto are deemed to include information as of the date hereof.

         (n) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

         13.4 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):


              If to Borrowers:      Charming Shoppes of Delaware, Inc.,
                                    Borrowers' Agent
                                    450 Winks Lane
                                    Bensalem, Pennsylvania 19020
                                    Attention: Chief Financial Officer
                                    Telephone No.: 215-638-6740
                                    Telecopy No.: 215-638-6759

              and                   Charming Shoppes of Delaware, Inc.,
                                    Borrowers' Agent
                                    450 Winks Lane
                                    Bensalem, Pennsylvania 19020
                                    Attention: General Counsel
                                    Telephone No.: 215-638-6898
                                    Telecopy No.: 215-638-6648
              with a copy to:       Drinker, Biddle & Reath, LLP
                                    One Logan Square
                                    18th and Cherry
                                    Philadelphia, Pennsylvania 19103
                                    Attention: Howard A. Blum, Esq.
                                    Telephone No.: 215-988-2700
                                    Telecopy No.: 215-988-2757

              If to Agent:          Congress Financial Corporation
                                    1133 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Ms. Janet Last
                                    Telephone No.: 212-840-2000
                                    Telecopy No.: 212-545-4283

         13.5 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.6 Confidentiality.

         (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or such Lender is a party, (iv) to any Lender or Participant (or prospective Lender or Participant) so long as such assignee or Participant (or prospective assignee or Participant) shall have been instructed to treat such information as confidential in accordance with this Section 13.6 and shall have acknowledged such instructions and agreed to comply therewith, or (v) to counsel for Agent or any Participant or Lender (or prospective Participant or Lender).

         (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Agent determines in good faith that it will not create any risk of liability to Agent or such Lender, that Agent or such Lender will promptly notify Borrowers' Agent of such request so that Borrowers may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's reasonable expenses, cooperate with Borrowers in their reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrowers so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

         (c) In no event shall this Section 13.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or any third party without breach of this Section 13.6 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of Borrowers to the extent Agent or the Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives such information, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent on a non-confidential basis from a person other than any Borrower other than in violation of a confidentiality agreement in favor of any Borrower by such person to the extent Agent or the Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives such information,
(iii) require Agent or any Lender to return any materials furnished by Borrowers to Agent or (iv) prevent Agent from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

         13.7 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers and their respective successors and assigns, except that Borrowers may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.8 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.8 Assignments; Participations.

         (a) Each Lender (except as the rights of Agent, as Lender may be limited as set forth in Section 13.8(b) below) may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Revolving Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit Accommodations) and the other Financing Agreements to its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company, an Approved Fund, or to one or more Lenders or
(ii) assign all, or if less than all a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) the consent of Agent shall be required in connection with any assignment of the Commitment to an Eligible Transferee pursuant to clause (ii) above, and

(B) such transfer or assignment will not be effective until recorded by the Agent on the Register which Agent agrees shall be done promptly. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

         (b) Agent shall not reduce its Commitment to less than $40,000,000, except, that, Agent shall have the right to assign its rights and delegate its obligations as a Lender under the Financing Agreements below such minimum amount
(i) to any of present and future subsidiaries or affiliates of Agent or (ii) to the extent of the interests of Participants as provided herein, or (iii) upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets or (iv) at any time after an Event of Default shall exist or have occurred and be continuing or (v) with the consent of Borrowers' Agent which consent shall not be unreasonably withheld, delayed or conditioned.

         (c) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Revolving Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, any Obligor, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

         (e) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Obligor or any of their Subsidiaries or the performance or observance by any Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning

Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

         (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Revolving Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Obligor, Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or any Obligor hereunder shall be determined as if such Lender had not sold such participation.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issues, by such Lender including any trustee for, or any other representative of, such holders; and this Section shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

         (h) Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.8 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Each Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrowers and Obligors and its affairs provided, prepared or reviewed by

Borrowers' Agent that are contained in any selling materials and all other information provided by it and included in such materials.

         13.9 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute but one and the same instrument.

SECTION 14.       ACKNOWLEDGMENT AND RESTATEMENT

         14.1 Acknowledgment of Existing Obligations. Borrowers and Obligors each hereby acknowledges, confirms and agrees that Borrowers and Obligors are indebted to Agent and Lenders for loans and advances to Borrowers under the Existing Agreements, as of the close of business on January 28, 2004, in the aggregate principal amount of $-0- and the aggregate amount of $76,770,666 in respect of Letter of Credit Accommodations (as defined in the Existing Agreements), together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers and Obligors to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         14.2 Acknowledgment of Security Interests.

         (a) Each Borrower and Obligor hereby acknowledges, confirms and agrees that Agent, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent pursuant to the Existing Financing Agreements to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent.

         (b) The liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Financing Agreements, this Agreement or any other Financing Agreements.

         14.3 Existing Financing Agreements. Each Borrower and Obligor hereby acknowledges, confirms and agrees that: (a) the Existing Financing Agreements have been duly executed and delivered by such Borrower and Obligor, as applicable, and are in full force and effect as of the date hereof and (b) the agreements and obligations of such Borrower and Obligor contained in the Existing Financing Agreements constitute the legal, valid and binding obligations of such Borrower and Obligor against it in accordance with their respective terms and such Borrower and Obligor has no valid defense to the enforcement of such obligations and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Financing Agreements.

         14.4 Restatement.

         (a) Except as otherwise stated in Section 14.1 hereof and this Section 14.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Financing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers and Obligors for the Obligations heretofore granted, pledged and/or assigned to Agent and Lenders. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers and Obligors evidenced by or arising under the Existing Financing Agreements, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

         (b) The principal amount of the Revolving Loans and Letters of Credit outstanding as of the date hereof under the Existing Financing Agreements shall be allocated to the Revolving Loans and Letters of Credit hereunder in such in such amounts as Agent shall determine based upon the Commitments.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

                             BORROWERS

                             CHARMING SHOPPES, INC.

                             By: _____________________________

                             Title: ____________________________

                             Chief Executive Office:

                             450 Winks Lane
                             Bensalem, Pennsylvania 19020


                             CHARMING SHOPPES OF DELAWARE,  INC.

                             By: _____________________________

                             Title: ____________________________

                             Chief Executive Office:

                             450 Winks Lane
                             Bensalem, Pennsylvania 19020


                             CSI INDUSTRIES, INC.

                             By: _____________________________

                             Title: ____________________________

                             Chief Executive Office:

                             3411 Silverside Road
                             106 Weldin Building
                             Wilmington, Delaware 19810


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                             FB APPAREL, INC.

                             By: _____________________________

                             Title: ____________________________

                             Chief Executive Office:

                             1901 State Road 240E
                             Greencastle, Indiana 46135


                             LANE BRYANT, INC.

                             By:  _____________________________

                             Title:  ____________________________

                             Chief Executive Office:

                             8655 East Broad Street
                             Reynoldsburg, Ohio 43068


                             CATHERINES STORES CORPORATION

                             By: _____________________________

                             Title: ____________________________

                             Chief Executive Office:

                             3742 Lamar Avenue
                             Memphis, Tennessee 33118


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                             BORROWERS' AGENT

                             CHARMING SHOPPES OF DELAWARE, INC.,
                             as Borrowers' Agent

                             By: _____________________________

                             Title: ____________________________

                             Chief Executive Office:

                             450 Winks Lane
                             Bensalem, Pennsylvania 19020





























                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENTS

CONGRESS FINANCIAL CORPORATION,
 as Administrative Agent, Collateral Agent and Joint Bookrunner

By: ________________________________

Title: _______________________________


J.P. MORGAN BUSINESS CREDIT CORP.,
 as Co- Documentation Agent, Joint Lead Arranger and Joint Bookrunner

By: ________________________________

Title: _______________________________


WACHOVIA BANK, NATIONAL ASSOCIATION,
 as Joint Lead Arranger

By: ________________________________

Title: _______________________________


BANK OF AMERICA, N.A.,
 as Co-Documentation Agent

By: ________________________________

Title: _______________________________


FLEET RETAIL GROUP, INC.,
 as Co-Documentation Agent

By: ________________________________

Title: _______________________________


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS

CONGRESS FINANCIAL CORPORATION

By: ________________________________

Title: _______________________________


JPMORGAN CHASE BANK

By: ________________________________

Title: _______________________________


BANK OF AMERICA, N.A.

By: ________________________________

Title: _______________________________


THE CIT GROUP/BUSINESS CREDIT, INC.

By: ________________________________

Title: _______________________________


FLEET RETAIL GROUP, INC.

By: ________________________________

Title: _______________________________


GMAC COMMERCIAL FINANCE LLC

By: ________________________________

Title: _______________________________


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


GENERAL ELECTRIC CAPITAL CORPORATION

By: ________________________________

Title: _______________________________


ISRAEL DISCOUNT BANK OF NEW YORK

By: ________________________________

Title: _______________________________


By: ________________________________

Title: _______________________________


WELLS FARGO FOOTHILL, LLC

By: ________________________________

Title: _______________________________

                                    EXHIBIT A
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                   Form of Assignment and Acceptance Agreement

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________, 200_ is made between ________________________ (the "Assignor") and ____________________ (the
"Assignee").


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Congress Financial Corporation, in its capacity as administrative agent, collateral agent and Joint Book Runner (in such capacity, "Agent") for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined), as lenders (collectively, "Lenders") have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Charming Shoppes of Delaware, Inc. ("CS Delaware"), CSI Industries, Inc. ("CSI"), FB Apparel, Inc. ("FB Apparel"), Catherines Stores Corporation ("Catherines"), Lane Bryant, Inc. ("LBI"), Charming Shoppes, Inc. ("Parent", and, together with CS Delaware, CSI, FB Apparel, Catherines, and LBI, collectively, "Borrowers") and Charming Shoppes of Delaware, Inc., as borrowers' agent ("Borrowers' Agent") as set forth in the Amended and Restated Loan and Security Agreement, dated January __, 2004, by and among Agent, J.P. Morgan Business Credit Corp., in its capacity as Co-Documentation Agent, Joint Lead Arranger and Joint Bookrunner, Wachovia Bank, National Association, as Joint Lead Arranger, Bank of America, N.A. and Fleet Retail Group, Inc., as Co-Documentation Agents, Lenders, Borrowers and Borrowers' Agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, as provided under the Loan Agreement, Assignor committed to making Revolving Loans (the "Committed Loans") to Borrowers in an aggregate amount not to exceed $___________;

         WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         (a) Assignment and Acceptance.

                  (1) Subject to the terms and conditions of this Assignment and Acceptance, a) Assignor hereby sells, transfers and assigns to Assignee, and b) Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (A) the Commitment and each of the Committed Loans of Assignor, and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee and the Commitment of Assignor shall be as set forth below in Section 1(c) and the Pro Rata Share of Assignee in respect of the Commitment shall be _______ (__%) percent.

                  (2) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.9 and 6.10 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (3) (i) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be $_____________.

                  (ii) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $______________.

         (b) Payments. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee's Pro Rata Share of the outstanding principal amount of all Committed Loans.

         (c) Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans, and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         (d) Independent Credit Decision. Assignee (1) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto together with copies of the most recent financial statements of Charming Shoppes, Inc. and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and (2) agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

         (e) Effective Date; Notices.

                  (1) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

                      a) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

                      b) the consent of Agent, as required, for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                      c) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrowers' Agent and Agent; and

                      d) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance.

                  (2) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrowers' Agent and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as
Schedule 1.

         [(f) Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

                  (1) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

                  (2) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

         (g) Withholding Tax. Assignee (1) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (2) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers' Agent prior to the time that Agent or any Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service

Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (3) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Representations and Warranties.

                  (1) Assignor represents and warrants that a) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, b) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, c) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and d) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (2) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Obligors or any of their respective Affiliates, or the performance or observance by Borrowers, Obligors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

                  (3) Assignee represents and warrants that a) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, b) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and c) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights to general equitable principles.

         (i) Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers' Agent or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         (j)      Miscellaneous

                  (1) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

                  (2) All payments made hereunder shall be made without any set-off or counterclaim.

                  (3) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (4) All capitalized terms used in this Assignment and Acceptance which are defined in the Loan Agreement shall have the meanings assigned thereto in the Loan Agreement, except as otherwise defined herein.

                  (5) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (6) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (7) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE,

THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                    [REMAINDER OF PAGE INTENTIONALLY OMITTED]

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                      [ASSIGNOR]

                                      By:

                                      Title:


                                      [ASSIGNEE]

                                      By:

                                      Title:

                                   SCHEDULE 1
                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                              ______________, 200_


Attn.:

              Re:

Ladies and Gentlemen:

         Congress Financial Corporation, in its capacity as administrative agent, collateral agent and Joint Book Runner (in such capacity, "Agent") for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined), as lenders (collectively, "Lenders") have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Charming Shoppes of Delaware, Inc. ("CS Delaware"), CSI Industries, Inc. ("CSI"), FB Apparel, Inc. ("FB Apparel"), Catherines Stores Corporation ("Catherines"), Lane Bryant, Inc. ("LBI"), Charming Shoppes, Inc. ("Parent", and, together with CS Delaware, CSI, FB Apparel, Catherines, and LBI, collectively, "Borrowers") and Charming Shoppes of Delaware, Inc., as borrowers' agent ("Borrowers' Agent") as set forth in the Amended and Restated Loan and Security Agreement, dated January __, 2004, by and among Agent, J.P. Morgan Business Credit Corp., in its capacity as Co- Documentation Agent, Joint Lead Arranger and Joint Bookrunner Wachovia Bank, National Association, as Joint Lead Arranger, Bank of America, N.A. and Fleet Retail Group, Inc., as Co-Documentation Agents, Lenders, Borrowers and Borrowers' Agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________________ (the "Assignor") to
___________________________ (the "Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitment pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment shall be reduced by $_____________.

         2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the each of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

         3. The following administrative details apply to Assignee:

                  (A) Notice address:

                    Assignee name:
                    Address:

                    Attention:
                    Telephone:
                    Telecopier:

                  (B) Payment instructions:



                    Account No.:
                    At:

                    Reference:
                    Attention:

         4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                     Very truly yours,

                                     [NAME OF ASSIGNOR]

                                     By:

                                     Title:

                                     [NAME OF ASSIGNEE]

                                     By:

                                     Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CONGRESS FINANCIAL CORPORATION,
  as Agent

By:

Title:

260225.11                                                 B-3


                                    EXHIBIT B
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                         Form of Compliance Certificate


To:      Congress Financial Corporation, as Agent
         1133 Avenue of the Americas
         New York, New York 10036

Ladies and Gentlemen:

         I hereby certify to you as follows:

         1. I am the duly elected Chief Financial Officer of Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Amended and Restated Loan and Security Agreement, dated January __, 2004, by and among Congress Financial Corporation, in its capacity as administrative agent, collateral agent and Joint Book Runner (in such capacity, "Agent") for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party thereto as lenders (collectively, "Lenders"), J.P. Morgan Business Credit Corp., in its capacity as Co-Documentation Agent, Joint Lead Arranger and Joint Bookrunner, Wachovia Bank, National Association, as Joint Lead Arranger, Bank of America, N.A. and Fleet Retail Group, Inc., as Co-Documentation Agents, Parent, Charming Shoppes of Delaware, Inc. ("CS Delaware"), CSI Industries, Inc. ("CSI"), FB Apparel, Inc. ("FB Apparel"), Catherines Stores Corporation ("Catherines"), Lane Bryant, Inc. ("LBI", and, together with Parent, CS Delaware, CSI, FB Apparel, and Catherines, collectively, "Borrowers") and Charming Shoppes of Delaware, Inc., as borrowers' agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement").

         2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Parent and each of its Subsidiaries, during the immediately preceding fiscal month.

         3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on
Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower, Obligor or Additional L/C Debtor has taken, is taking, or proposed to take with respect to such condition or event.

         4. I further certify that, based on the review described in Section 2 above, Borrowers, Obligors and the Additional L/C Debtors have not at any time during or at the end of such fiscal month, except as specifically described on
Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

                (a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than in accordance with the terms of the Financing Agreement.

                (b) Changed the location of its chief executive office, changed its jurisdiction of incorporation or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations except in accordance with the terms of Financing Agreements.

                (c) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower, Obligor or Additional L/C Debtor during or at the end of such period materially adversely changed the terms upon which it supplies goods to such Borrower, Obligor or Additional L/C Debtor except as set forth on Schedule A annexed hereto.

                (d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements except as set forth on Schedule A annexed hereto.

                (e) Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent and Lenders to the extent such occurrence, violation or non-compliance would be a Material Adverse Effect (as defined in the Loan Agreement): (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of applicable Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower, Obligor or Additional L/C Debtor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of applicable Environmental Law or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter except as set forth on Schedule A annexed hereto.

                (f) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed with an outstanding principal balance in excess of $10,000,000 by any Borrower, Obligor or Additional L/C Debtor except as set forth on Schedule A annexed hereto.

         Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month or quarter, as applicable, whether Borrowers and its Subsidiaries were in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal month or quarter.

         The foregoing certifications are made and delivered this day of ___________, _____.

                                             Very truly yours,

                                             CHARMING SHOPPES, INC.

                                             By:_____________________

                                             Title:____________________

                                    EXHIBIT C
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                   Commitments


                      Lender                Commitments      Pro Rata Share
                      ------                -----------      --------------
   Congress Financial Corporation           $75,000,000          25.00%

   JPMorgan Chase Bank                      $40,000,000          13.33%

   Bank of America, N.A.                    $35,000,000          11.66%

   The CIT Group/Business Credit, Inc.      $30,000,000          10.00%

   Fleet Retail Group Inc.                  $35,000,000          11.66%

   GMAC Commercial Finance LLC              $25,000,000          8.33%

   General Electric Capital Corporation     $25,000,000          8.33%

   Israel Discount Bank of New York         $10,000,000          3.33%

   Wells Fargo Foothill, LLC                $25,000,000          8.33%

   TOTAL                                   $300,000,000           100%

                                   EXHIBIT 7.1
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                            Form of Inventory Report

                                  See attached

                                    SCHEDULES

The following Schedules have been omitted from this copy:

  Omnibus Schedule 1    Part (1) Subsidiaries; Part (3) Inactive Subsidiaries;
                        Part (7) Excluded Subsidiaries
  Omnibus Schedule 2    Inventory Locations/Real Property Locations
  Omnibus Schedule 5    Pledged Stock
  Omnibus Schedule 7    Entities Not in Good Standing
  Omnibus Schedule 8    Litigation/Investigations
  Omnibus Schedule 11   Environmental Compliance
  Omnibus Schedule 13   Permitted Liens
  Omnibus Schedule 14   Guarantees
  Omnibus Schedule 16   Tax Returns
  Schedule 1.75         Existing Letters of Credit
  Schedule 1.76         Existing Securitization Documents
  Schedule 5.4 (e)      Investment securities, investment account, securities
                         accounts, commodity accounts or similar accounts
  Schedule 5.4 (f)      Payment rights pursuant to letters of credit, banker' s
                         acceptances or similar instruments
  Schedule 5.4 (g)      Commercial tort claims
  Schedule 6.3          Deposit Accounts and Merchant Payment Arrangements
  Schedule 8.2          Material Adverse Change
  Schedule 8.11         Intellectual Property
  Schedule 8.13         Collective Bargaining Agreements
  Schedule 8.14         Prior Corporate Transactions
  Schedule 8.17         Material Contracts
  Schedule 8.18         Credit Card Agreements
  Schedule 9.9          Indebtedness
  Schedule 9.10         Investments

Copies of these schedules will be provided to the Securities and Exchange Commission upon request.